UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material under §240.14a-12

ARMATA PHARMACEUTICALS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

ARMATA PHARMACEUTICALS, INC.
5005 McConnell Avenue
Los Angeles, CA 90066
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 12, 2025
Dear Shareholder:
You are cordially invited to attend the 2025 Annual Meeting of Shareholders (the “meeting” or the “Annual Meeting”) of Armata Pharmaceuticals, Inc., a Washington corporation (“Armata,” the “Company,” “we,” “our” or “us”). The meeting will be held at 8:30 a.m. (Pacific Time) on Thursday, June 12, 2025 at our principal executive offices at 5005 McConnell Avenue, Los Angeles, California 90066, for the following purposes:
1.
To elect seven nominees for director to serve one-year terms expiring at the 2026 Annual Meeting of Shareholders and upon their successors being duly elected and qualified;

2.
To approve, on an advisory, non-binding basis, the compensation of our named executive officers;

3.
To ratify the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025; and

4.
To conduct any other business properly brought before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement (“Proxy Statement”) accompanying this Notice of Annual Meeting of Shareholders.
The record date for the meeting is April 17, 2025 (the “record date”). Only shareholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. We will first mail the Proxy Statement, accompanying proxy card and annual report to our shareholders on or about April 30, 2025.
You may vote your shares by signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided, whether or not you plan to attend the annual meeting. For your convenience, you may also vote your shares via the internet or by a toll-free telephone number by following the instructions on the enclosed proxy card. Voting by telephone, over the internet or by mailing a proxy card will not limit your right to participate in the meeting and vote your shares at the meeting. Even if you have voted by proxy, you may still vote at the in-person meeting if you participate in the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.
By Order of the Board of Directors,
Robin C. Kramer
Chair of the Board of Directors
Los Angeles, California
April 28, 2025
Important Notice Regarding the Availability of Proxy Materials for the 2025 Annual Meeting of Shareholders to be held on June 12, 2025:
The Notice of Annual Meeting of Shareholders, Proxy Statement and annual report to shareholders are available at https://investor.armatapharma.com/annual-reports-and-proxy or www.envisionreports.com/ARMP

ARMATA PHARMACEUTICALS, INC.
5005 McConnell Avenue
Los Angeles, California 90066
PROXY STATEMENT
FOR THE 2025 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 12, 2025
This proxy statement (“Proxy Statement”) contains information related to the 2025 Annual Meeting of Shareholders (the “annual meeting” or the “meeting”) of Armata Pharmaceuticals, Inc. (“Armata,” the “Company,” “we,” “our” or “us”) to be held at 8:30 a.m. (Pacific Time) on Thursday, June 12, 2025 at our principal executive offices at 5005 McConnell Avenue, Los Angeles, California 90066, and at any adjournments or postponements thereof. On or about April 30, 2025, we expect to begin mailing this Proxy Statement, accompanying proxy card and annual report to each holder of record of our common stock as of the close of business on April 17, 2025, the record date for the meeting. This Proxy Statement and accompanying proxy card summarize the information you need to know to vote by proxy or in person at the meeting. You do not need to attend the meeting in person in order to vote.
Background
On May 9, 2019, Armata, formerly known as AmpliPhi Biosciences Corporation and we refer to herein prior to the Merger as “AmpliPhi”, completed a merger (the “Merger”) with privately held C3J Therapeutics, Inc., a Washington corporation (“C3J”), in accordance with the terms of an Agreement and Plan of Merger and Reorganization, dated January 3, 2019, as amended on March 25, 2019, by and among AmpliPhi, a wholly owned subsidiary of AmpliPhi (“Merger Sub”) and C3J (the “Merger Agreement”). At the effective time of the Merger, each outstanding share of C3J common stock was converted into the right to receive 0.04932975 shares of Armata common stock, par value $0.01 per share (“common stock”) (after giving effect to the Reverse Split, as defined below), and Merger Sub merged with and into C3J, with C3J surviving the Merger as a wholly-owned subsidiary of Armata. As a result of the Merger, C3J was considered the accounting acquirer of AmpliPhi because C3J’s shareholders retained a majority control of the combined company, Armata, subsequent to the Merger; therefore, the historical financial statements of the accounting acquirer, C3J, have become Armata’s historical financial statements.
Immediately prior to the consummation of the Merger, AmpliPhi effected a 1-for-14 reverse split (the “Reverse Split”) of its issued and outstanding shares of common stock and changed its name to “Armata Pharmaceuticals, Inc.” On May 10, 2019, Armata’s common stock began trading on a split-adjusted basis on the NYSE American exchange under the ticker symbol “ARMP.” All shares and per share amounts in this Proxy Statement reflect the Reverse Split unless otherwise noted.
Immediately following the closing of the Merger, certain shareholders of C3J prior to the Merger purchased shares of common stock of Armata in a private placement for an aggregate purchase price of $10.0 million (the “Financing”). After the Merger and such concurrent private placement, the former C3J security holders owned approximately 76% of the aggregate number of shares of Armata’s common stock, and the security holders of AmpliPhi as of immediately prior to the Merger owned approximately 24% of the aggregate number of shares of Armata’s common stock.
This Proxy Statement includes certain historical information relating to Armata’s Board of Directors (the “Board” or “Board of Directors”), executive officers and governance arrangements of the Company during periods ended prior to the completion of the Merger. This Proxy Statement also includes certain disclosures concerning the Company’s Board and officers currently in office. We use the term “AmpliPhi” in this Proxy Statement to refer to the Company prior to the Merger, and all references to “C3J” refer to C3J Therapeutics, Inc. and its business prior to the closing of the Merger. All references to “Armata,” the “Company,” “we,” “us” or “our” in this Proxy Statement mean Armata Pharmaceuticals, Inc., the combined company.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
The Board of Directors is soliciting your proxy to vote at the annual meeting including at any adjournments or postponements of the meeting. Beginning on or about April 30, 2025, we will send you by mail a copy of this Proxy Statement, the proxy card and the annual report. You are invited to attend the annual meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the annual meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions on the enclosed proxy card to submit your proxy to vote your shares via telephone or on the internet.
How do I attend the meeting?
The meeting will be held at 8:30 a.m. (Pacific Time) on Thursday, June 12, 2025 at our principal executive offices at 5005 McConnell Avenue, Los Angeles, California 90066. Information on how to vote in person at the meeting is discussed below.
Who can vote at the meeting?
Only shareholders of record at the close of business on April 17, 2025 will be entitled to vote at the meeting. On this record date, there were 36,193,479 shares of common stock outstanding and entitled to vote.
Shareholder of Record: Shares Registered in Your Name:   If on the record date your shares were registered directly in your name with Armata’s transfer agent, Computershare, Inc., then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the annual meeting, we urge you to vote your shares by completing, signing and returning the enclosed proxy card, or following the instructions on the enclosed proxy card to submit your proxy to vote your shares via telephone or on the internet.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank:   If on the record date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and our proxy materials are being forwarded to you by that organization. The broker, bank, or other agent holding your account is considered to be the shareholder of record for purposes of voting at the meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker, bank, or other agent.
What am I voting on?
There are three matters scheduled for a vote:
•
Proposal 1:   To elect seven nominees for director, named in this Proxy Statement, to serve one-year terms expiring at the 2026 Annual Meeting of Shareholders and upon their successors being duly elected and qualified;

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Proposal 2:   To approve, on an advisory, non-binding basis, the compensation of our named executive officers; and

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Proposal 3:   To ratify the Audit Committee’s selection of Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

What if another matter is properly brought before the meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?
For the election of directors (Proposal 1), you may either vote “For” the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify.
For the approval of, on an advisory, non-binding basis, the compensation of our named executive officers (Proposal 2), you may either vote “For” or “Against” the proposal.
For ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2025 (Proposal 3), you may vote “For” or “Against” or abstain from voting.
Shareholder of Record: Shares Registered in Your Name
If you are a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the annual meeting, we urge you to vote your shares by completing, signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided. For your convenience, you may also vote your shares via the internet or by a toll-free telephone number by following the instructions on the enclosed proxy card. Authorizing your proxy over the internet, by mailing a proxy card or by telephone will not limit your right to attend the meeting and vote your shares in person.
To vote in person, come to the meeting and we will give you a ballot when you arrive.
To vote through the internet, go to www.envisionreports.com/ARMP to complete an electronic proxy card. You will be asked to provide the control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. (Pacific Time) on Wednesday, June 11, 2025 to be counted.
To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the postage-paid envelope provided. If you return your signed proxy card to us before the meeting, we will vote your shares as you direct.
To vote over the telephone, dial toll-free 1-800-652-8683 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. (Pacific Time) on Wednesday, June 11, 2025 to be counted.
Your proxy (one of the individuals named in your proxy card) will vote your shares per your instructions. If you are a shareholder of record, your shares will not be voted if you do not vote by internet or telephone, return your proxy card by mail or vote in person at the meeting as described above; however, if you properly submit a proxy, but do not specify your voting choice on one or more of the proposals included thereon, your shares will be voted, as recommended by the Board of Directors: (1) to elect to our Board of Directors the director nominees named in this Proxy Statement and (2) to ratify the appointment of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2025.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you have shares held by a broker, bank or other agent, you may instruct your agent to vote your shares by following the instructions that such agent provides to you. Most brokers and nominees allow you to vote by mail, telephone and on the internet.
As discussed further below, under NYSE American exchange rules, the election of directors (Proposal 1) and the vote to approve the compensation of our named executive officers (Proposal 2) are considered “non-routine” matters, meaning that brokers, banks, or other agents who have not been furnished voting instructions from their clients will not be authorized to vote in their discretion on these proposals.
The ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2025 (Proposal 3) is considered a “routine” matter, meaning that brokers, banks, or other agents who have not been furnished voting instructions from their clients will be authorized to vote on that proposal.

To vote in person at the meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the provided instructions from your broker or bank, or contact your broker or bank to request a proxy form.
We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned as of the close of business on the record date.
What happens if I do not vote?
Shareholder of Record: Shares Registered in Your Name
If you are a shareholder of record and do not vote through the internet, by completing your proxy card, by telephone or in person at the meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether such agent will still be able to vote your shares depends on whether the NYSE American exchange deems the particular proposal to be a “routine” matter. Brokers, banks and other agents can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE American exchange, “non-routine” matters are matters that may substantially affect the rights or privileges of shareholders, such as mergers, shareholder proposals, elections of directors (even if not contested), and certain corporate governance proposals, even if management-supported. For these “non-routine” matters for which a broker, bank or other agent has not received voting instructions, a “broker non-vote” occurs. Accordingly, your broker, bank or other agent may not vote your shares on Proposal 1 or Proposal 2 without your instructions (resulting in “broker non-votes” for such matters), but may vote your shares on Proposal 3 even in the absence of your instruction.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking your voting selections, your shares will be voted, as applicable: “For” Proposal 1, the election of nominees for director; “For” Proposal 2, the approval of, on an advisory, non-binding basis, the compensation of our named executive officers; and “For” Proposal 3, the ratification of the Audit Committee’s selection of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies and have paid the entire expense of preparing, printing and mailing this Proxy Statement, the proxy card and any additional materials furnished to shareholders. In addition to solicitations by mail, our officers, directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Any officers, directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions in each proxy card in the proxy materials to ensure that all of your shares are voted.

Can I change my vote or revoke my proxy after I have voted?
Shareholder of Record: Shares Registered in Your Name: Yes. You may revoke your proxy and change your vote at any time before the final vote at the meeting. The cutoff time for voting through the internet or by telephone will be 11:59 p.m. (Pacific Time) on Wednesday, June 11, 2025, the day before the meeting. You may change your vote on the internet or by telephone (only your latest internet or telephone proxy submitted prior to the meeting will be counted); by signing and returning a new proxy card with a later date; by sending a timely written notice that you are revoking your proxy to our Secretary at Armata Pharmaceuticals, Inc., 5005 McConnell Avenue, Los Angeles, California 90066; or by attending the meeting and voting in person. However, your attendance at the meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request in writing that your prior proxy be revoked.
Beneficial Owner: Shares Registered in the Name of Broker or Bank: If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
When are shareholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing to our Secretary at Armata Pharmaceuticals, Inc., 5005 McConnell Avenue, Los Angeles, California 90066 by December 29, 2025, or, if the date of our 2026 Annual Meeting of Shareholders has changed by more than 30 days from the one-year anniversary of the date of this year’s annual meeting, by a date that constitutes a reasonable time before we print and send our proxy materials to shareholders, which date will be disclosed in a report filed by us with the U.S. Securities and Exchange Commission (the “SEC”). Any such proposals must meet the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
If you wish to submit a proposal (including a director nomination) at the annual meeting that will not already be included in next year’s annual meeting proxy materials, your proposal generally must be submitted in writing to the same address not fewer than 60 nor more than 90 days prior to the date approved by the Board of Directors to hold the 2026 Annual Meeting of Shareholders; provided, that if we provide less than 60 days’ notice or prior public disclosure of such date, your proposal (including a director nomination) must be received by our Secretary not later than the tenth day following the day on which the notice of the date of the 2026 Annual Meeting of Shareholders is mailed or publicly disclosed. If the facts warrant, the Board of Directors, or the chairman of an annual meeting of shareholders, may determine and declare that a proposal does not constitute proper business to be transacted at the meeting or that business was not properly brought before the meeting in accordance with our Amended and Restated Bylaws (“Bylaws”) and, if, in either case, it is so determined, any such business shall not be transacted. Please review our Bylaws, which contain additional requirements regarding advance notice of shareholder proposals and nominations. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules in connection with our 2026 annual meeting, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice to us that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 14, 2026.
As provided in the Current Report filed on Form 8-K for the annual meeting, for a shareholder’s notice to be timely presented at this annual meeting, it must have been received by our Secretary by April 13, 2025.
How are votes counted?
Votes generally.   Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes.
Abstentions and Broker Non-Votes.   Abstentions will count towards the quorum. Shares constituting broker non-votes are not counted or deemed to be present or represented for the purpose of determining whether shareholders have approved a matter, but they are counted as present for the purpose of determining a quorum at the meeting.

Required Vote.   The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.
Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of Directors	Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The seven nominees receiving the largest number of votes “For” votes cast will be elected to the Board of Directors.	None	None
2	Non-binding advisory vote on the compensation of our named executive officers	The number of shares that cast a vote “For” the proposal must exceed the number of shares that cast a vote “Against” the proposal.	None	None
3	Ratification of the Audit Committee’s selection of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025	The number of shares that cast a vote “For” the proposal must exceed the number of shares that cast a vote “Against” the proposal.	None	None
What is the quorum requirement?
A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if shareholders holding at least a majority of the outstanding shares entitled to vote on a matter and be counted collectively upon such matter are present at the meeting in person or represented by proxy. On the record date, there were 36,193,479 shares outstanding and entitled to vote. Thus, the holders of 18,096,740 shares must be present in person or represented by proxy at the meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares at the meeting in person or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the meeting?
Preliminary voting results will be announced at the meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended Form 8-K to publish the final results.
What proxy materials are available on the internet?
The Proxy Statement and annual report to shareholders are available at https://investor.armatapharma.com/annual-reports-and-proxy.
Why is the executive compensation proposal (Proposal 2) included among the items to be considered at the Annual Meeting?
We have included the executive compensation proposal (Proposal 2) among the items to be considered at the meeting in order to satisfy the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act of 1934.

PROPOSAL 1
Election of Directors
Our business and affairs are organized under the direction of our Board of Directors. The primary responsibilities of our Board of Directors are to provide oversight, strategic guidance, counseling and direction to our management. Our Board of Directors meets on a regular basis and on an ad hoc basis as required.
Our Bylaws provide that the Board of Directors will consist of not less than one nor more than nine members, as fixed from time to time by a resolution of the Board or shareholders. The Board of Directors currently has seven members, all of whom have been re-nominated by the Board of Directors to stand for election at the annual meeting.
Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the seven nominees receiving the highest number of affirmative votes at this annual meeting will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by the Board of Directors. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.
Under our current Bylaws, any vacancy occurring on the Board of Directors may be filled by the shareholders, the Board of Directors or, if the directors in office constitute fewer than a quorum, by the affirmative vote of a majority of the remaining directors.
Our Board of Directors
Set forth below are the name, age, position of and biographical information about each nominee, as of the record date.
Name	Age	Position(s)
Deborah L. Birx, M.D.	69	Chief Executive Officer, Director
Jules Haimovitz(6)	74	Director
Odysseas D. Kostas, M.D.(3)(6)	51	Director
Robin C. Kramer(1)(4)(5)	60	Director
Joseph M. Patti, Ph.D.(2)(3)(4)	61	Director
Todd C. Peterson, Ph.D.(1)(4)	67	Director
Sarah J. Schlesinger, M.D.(2)(3)	65	Director

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

(3)
Member of the Nominating and Corporate Governance Committee.

(4)
Member of the Special Committee.

(5)
Chair of the Board of Directors.

(6)
Serves as a designee of Innoviva, Inc. under the Investor Rights Agreement (as defined below).

The Nominating and Corporate Governance Committee seeks to assemble a Board of Directors that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board of Directors’ overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board of Directors. The brief biographies below include information regarding the specific and particular experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee. However, each of the members of the Nominating and Corporate Governance Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board of Directors, and these views may differ from the views of other members.
Set forth below is the specific experience, qualifications, and background of each of the individuals listed above.
Employee Directors
Deborah L. Birx, M.D. has served as our Chief Executive Officer since July 2023. Prior to her appointment as Chief Executive Officer of the Company, Dr. Birx resigned as a member of the Board of Directors of Innoviva, Inc., the Company’s largest shareholder, a position she assumed in March 2021. Dr. Birx served as the response coordinator of the White House Coronavirus Task Force, where she made recommendations to the vice president using data integration to drive decision making, as well as worked closely with state officials across the country to provide state-specific advice and guidance. In 2014, Dr. Birx became an Ambassador-at-Large, when she assumed the role of the Coordinator of the United States Government Activities to Combat HIV/AIDS and U.S. Special Representative for Global Health Diplomacy (a $6 billion per year program), a position she served in until January 2021. As the U.S. Global AIDS Coordinator, Dr. Birx oversaw the President’s Emergency Plan for AIDS Relief (PEPFAR), the largest commitment by any nation to combat a single disease in history, at the CDC as well as all U.S. Government engagement with the Global Fund to Fight AIDS, Tuberculosis and Malaria. From 2005 until 2014, Dr. Birx served successfully as the Director of CDC’s Division of Global HIV/AIDS (DGHA) in the CDC Center for Global Health where she developed ISO and CAP certified laboratories across the globe. From 1996 until 2005, she served as the Director of the U.S. Military HIV Research Program (USMHRP) at the Walter Reed Army Institute of Research directing research and development of HIV vaccines through full Phase III trials, including GLP and GMP manufacturing. During this time, she also rose to the rank of Colonel. Then known as Colonel Birx, she was awarded three prestigious U.S. Meritorious Service Medals and the Legion of Merit Award for her groundbreaking research, leadership and management skills during her tenure at the Department of Defense (DoD). In 1985, Dr. Birx began her career with the DoD as a military trained clinician in cellular immunology, focusing on HIV/AIDS vaccine research. Dr. Birx has published over 230 manuscripts in peer-reviewed journals, authored nearly a dozen chapters in scientific publications, as well as developed and patented vaccines. Dr. Birx currently serves as a member of the Board of Directors of Nanolive SA.
Dr. Birx received her medical degree from the Hershey School of Medicine, Pennsylvania State University in 1980 and her B.S. from Houghton College in 1976. Dr. Birx is board certified in internal medicine, allergy and immunology, and diagnostic and clinical laboratory immunology. Dr. Birx is a world-renowned medical expert and leader whose long career has focused on clinical and basic immunology, infectious diseases, pandemic preparedness, vaccine research, and global health.
Non-Employee Directors
Jules Haimovitz has served as a member of our Board of Directors since April 2021, and served as the Company’s Chairman of the Board between June 2021 and March 2023. At Innoviva, Inc. (NASDAQ: INVA), Mr. Haimovitz has served as a member of the board of directors since February 2018. Mr. Haimovitz is currently President of Haimovitz Consulting, Inc. He previously served as a member of the board of directors of Ariad Pharmaceuticals, where he was also a member of its audit committee; Dial Global, Inc., where he was also member of its audit committee; and Imclone Pharmaceuticals, where he served as chairperson of its audit committee. Mr. Haimovitz has also served as Chief Executive Officer or Chief Operating Officer of the following companies: Spelling Entertainment, Inc., King World Productions and VJN, Inc. Mr. Haimovitz holds a B.S. and M.A. degree in Mathematics from Brooklyn College.
Director Qualifications.   Mr. Haimovitz was selected as a director because of his extensive leadership experience with biotechnology companies and his in-depth knowledge of the industry, as well as his experience serving on the boards of directors of various public and private companies.

Odysseas D. Kostas, M.D. has served as a member of our Board of Directors since February 2020. He also currently serves as a director of Innoviva, Inc. and as a director and Chairman of Amarin Corporation. He is a Partner and Senior Managing Director at Sarissa Capital Management LP (“Sarissa Capital”). Sarissa Capital focuses on improving the strategies of companies to enhance shareholder value. Prior to joining Sarissa Capital, Dr. Kostas served as a Director at Evercore ISI (formerly ISI), covering the biotechnology and pharmaceutical industries. Previously, he practiced internal medicine as part of the Yale New Haven Health System and was engaged as a consultant to various biotechnology companies. Dr. Kostas also previously served on the board of directors of Enzon Pharmaceuticals.
Dr. Kostas has a B.S from Massachusetts Institute of Technology (MIT) and an M.D. from the University of Texas Southwestern Medical School. Dr. Kostas has demonstrated leadership in his field, and his knowledge of and experience in our industry contributed to our conclusion that he should serve as a director.
Director Qualifications.   Dr. Kostas was selected as a director because of his extensive leadership experience with biotechnology companies and his in-depth knowledge of our business, strategy and management team, as well as his experience serving as a public company director.
Robin C. Kramer was elected as the Company’s Chair of the Board in March 2023 and has served as a member of our Board of Directors since December 2020. Ms. Kramer has been appointed as Executive Vice President and Chief Financial Officer at Biogen, a biopharma company, and has served on Biogen’s executive committee since March 2025. Prior to this appointment, Ms. Kramer served as Senior Vice President, Chief Accounting Officer and Head of Global Business Services and Treasury of Biogen since January 2021. Ms. Kramer served as Biogen’s Vice President, Chief Accounting Officer from November 2018 to December 2020. Prior to joining Biogen, Ms. Kramer served as the Senior Vice President and Chief Accounting Officer of Hertz Global Holdings, Inc., a car rental company, from May 2014 to November 2018. Prior to that, Ms. Kramer was an audit partner at Deloitte & Touche LLP (“Deloitte”), a professional services firm, from 2007 to 2014, including serving in Deloitte’s National Office Accounting Standards and Communications Group from 2007 to 2010. From 2005 to 2007, Ms. Kramer served as Chief Accounting Officer of Fisher Scientific International, Inc., a laboratory supply and biotechnology company, and from 2004 to 2005, as Director, External Reporting, Accounting and Control for the Gillette Company, a personal care company. Ms. Kramer has also held partner positions in the public accounting firms of Ernst & Young LLP and Arthur Andersen LLP. Ms. Kramer is a licensed certified public accountant (CPA) in Massachusetts. She is a member of the Massachusetts Society of CPAs and the American Institute of CPAs. She has served as a Board member of the Center for Women and Enterprise from August 2020 to the present. She previously served as a Board Member of Samsung Bioepis Co., LTD. from July 2020 to April 2022, the Massachusetts State Board of Accountancy from September 2011 to December 2015 and Probus Insurance Company Europe DAC from 2016 to 2018.
Director Qualifications.   Ms. Kramer was selected as a director because of her years of experience in biotechnology and life sciences research and development and her in-depth knowledge of the industry. She has financial expertise, including a thorough understanding of financial statements, corporate finance and accounting and extensive experience with public companies, all of which makes her a valued member of our Board of Directors.
Joseph M. Patti, Ph.D. has served as a member of our Board of Directors since the consummation of the Merger in May 2019. Since February 2018, Dr. Patti has been the President of JB Biotech Advisors, Inc., which provides strategic growth and drug development advice to emerging biotechnology companies. Since April 2024, Dr. Patti has been the President, Chief Executive Officer, and director of FibroNox, Inc. From June 2022 to June 2023, Dr. Patti served as a director and President and Chief Executive Officer of Evecxia Therapeutics, Inc. Dr. Patti was Executive Chairman of AgilVax, Inc. from November 2018 to August 2019, when he was appointed President and Chief Executive Officer and director and served in such positions until July 2021. Dr. Patti served as Aviragen Therapeutics, Inc.’s Executive Vice President of Corporate Development and Strategy from November 2012 to October 2014, when he was appointed as a director and President and Chief Executive Officer of the company. He served in those roles until February 2018, when Aviragen merged with Vaxart, Inc. Before joining Aviragen, Dr. Patti co-founded Inhibitex, Inc. in 1994 and served as its Chief Scientific Officer and Senior Vice President of Research and Development from 2007 until Bristol Myers Squibb acquired it in February 2012. He also served as its Chief

Scientific Officer and Vice President of Research and Development from 2005 to 2007 and as Vice President of Preclinical Development. Dr. Patti was a director of Inhibitex from 1998 to 2005. Before co-founding Inhibitex, Dr. Patti was an Assistant Professor at Texas A&M’s Institute of Biosciences and Technology and served on the faculty at the University of Texas Health Science Center Graduate School of Biomedical Sciences. Dr. Patti received a B.S. in Microbiology from the University of Pittsburgh, an M.S.P.H. from the University of Miami School of Medicine, and a Ph.D. in Biochemistry from the University of Alabama at Birmingham. Dr. Patti was a director of SciStem Therapeutics, Inc., a privately held biotechnology company, from 2012 to 2015.
Director Qualifications.   Dr. Patti was selected as a director because of his scientific knowledge and background, and experience in developing numerous preclinical and clinical biopharmaceutical product candidates, as well as his senior management experience over the past decade in developing and implementing the business and financial strategies of emerging, publicly-traded biopharmaceutical companies and serving as a public company director.
Todd C. Peterson, Ph.D. has served as a member of our Board of Directors since October 2019. Dr. Peterson is Founder and Principal at GenApex Bio (GenApex Biotechnology Consulting), a board practice, investment and advisory services company based in Coronado, California. He has over 35 years of experience in biotechnology and life sciences research and development across the areas of molecular and cell biology, nucleic acids and genomics product and technology development. His experience encompasses clinical diagnostics, life science research tools and drug discovery technologies, products, and markets. Previously, Dr. Peterson was Chief Scientific Officer at The Allen Institute in Seattle, Washington, overseeing science and technology strategy and growth initiatives across the Institutes for Brain Science, Cell Science, Immunology, and the Paul G. Allen Frontiers Group. Prior to joining The Allen Institute, Dr. Peterson was Chief Technology Officer at Synthetic Genomics, Inc. (“SGI”), a leader in synthetic biology and applied genomics technologies developing a robust portfolio of breakthrough solutions addressing major global issues. Prior to joining SGI, Dr. Peterson led Genomics and Synthetic Biology research and development at Invitrogen/Life Technologies (now Thermo Fisher Scientific), a global leader in life science tools. Prior to Life Technologies, Dr. Peterson held research and development positions with increasing leadership responsibilities and scope at Genicon Sciences, Trega Biosciences, Hybritech and Gen-Probe, where he focused on technology research, product development and commercialization. Dr. Peterson was a postdoctoral fellow at the Max Planck Institute in Cologne, Germany after receiving his Ph.D. in Microbiology at the University of Southern California School of Medicine. He obtained his M.A. in Biological Sciences and B.A. in Molecular Biology and Biochemistry at the University of California, Santa Barbara. Dr. Peterson is co-founder and Scientific Advisory Board Chair of Aizen Therapeutics. He is also an advisor for numerous life science companies, academic and venture capital groups.
Director Qualifications.   Dr. Peterson was selected as a director because of his years of experience in biotechnology and life sciences research and development, his in-depth knowledge of the industry and pre-clinical / early-stage scientific requirements, and his experience and understanding of our bacteriophage platform.
Sarah J. Schlesinger, M.D. has served as a member of our Board of Directors since February 2020. She also currently serves as a member of the board of directors of Innoviva, Inc. and serves on its Compensation Committee and as chairperson of its Nominating/Corporate Governance Committee. Dr. Schlesinger is an Associate Professor of Clinical Investigation at Rockefeller University and Senior Attending Physician at Rockefeller University Hospital. Dr. Schlesinger was the Clinical Director of the laboratory of Dr. Ralph Steinman (Nobel Laureate 2011) from 2002 until his death in 2011. Dr. Schlesinger led the Dendritic Cell section of the Division of Retrovirology at the Walter Reed Army Institute of Research and was also a member of the Division of Infectious and Parasitic Disease Pathology at the Armed Forces Institute of Pathology from 1994 to 2002. In 2002, Dr. Schlesinger rejoined Rockefeller University and began working with the International AIDS Vaccine Initiative as a Scientist in Vaccine Research and Design. Dr. Schlesinger has been a member of Rockefeller University Hospital’s Institutional Review Board (“IRB”) (Ethics Committee) since 2003 and previously served as IRB’s vice-chairperson. In 2017, Dr. Schlesinger assumed the position of chairperson of the IRB. She is currently the director of the education and training programs at Rockefeller University Center for Clinical and Translational Science. Dr. Schlesinger currently serves on the board of the Albert Einstein College of Medicine. Dr. Schlesinger served as an independent corporate director of Ariad Pharmaceuticals from 2013 until its sale to Takeda Pharmaceutical Company Limited in 2017. She also served as an independent corporate director of The Medicines Company from 2018 until its acquisition by Novartis in 2020. Dr. Schlesinger has a B.A. from Wellesley College and an M.D. from Rush Medical College in Chicago, Illinois. She trained in Anatomic Pathology at The New York Hospital where she served as Chief Resident.
Director Qualifications.   Dr. Schlesinger has demonstrated leadership in her field and her substantial knowledge of our industry contributed to our conclusion that she should serve as a director. Dr. Schlesinger was selected as a director because of her extensive leadership experience with biotechnology companies and her in-depth knowledge of the industry, as well as her experience serving on the boards of directors of various public and private companies.
Selection of Certain Directors
Drs. Schlesinger and Kostas were appointed to the Board of Directors in February 2020 as director designees of Innoviva, Inc. (collectively, with its subsidiaries, “Innoviva”) pursuant to that certain Investor Rights Agreement, dated as of February 12, 2020 (the “Investor Rights Agreement”), which was amended and restated on January 26, 2021 and again amended and restated on February 9, 2022. On April 1, 2021, Mr. Haimovitz replaced Dr. Schlesinger as the Innoviva director designee; however, Dr. Schlesinger continues to serve on the Board of Directors. The Board of Directors also voted that Dr. Schlesinger remain on the Board of Directors though she will not be a director designated by Innoviva. Dr. Kostas will continue to serve as a designated director of Innoviva. The Investor Rights Agreement provides that for so long as Innoviva and its affiliates hold at least 12.5% of the outstanding shares of our common stock on a fully-diluted basis, Innoviva shall have the right to designate two directors to the Board of Directors, and for so long as Innoviva and its affiliates hold at least 8% but less than 12.5% of the outstanding shares of our common stock on a fully-diluted basis, Innoviva shall have the right to designate one director to the Board of Directors, in each case, subject to certain qualifications and conditions in the Investor Rights Agreement. The Investor Rights Agreement also provides for the right for Innoviva to participate in future offerings of equity securities by the Company.
The Board of Directors Recommends
a Vote “For” each Named Nominee.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Independence of the Board of Directors
As required under the NYSE American exchange listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. Our Board of Directors consults with our counsel to ensure that the Board of Directors’ determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NYSE American exchange, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent auditors, the Board has affirmatively determined that all of the director nominees, except for Deborah Birx, are independent directors within the meaning of the applicable NYSE American exchange listing standards. In making this determination, our Board found that none of these directors or nominees for director had a material or other disqualifying relationship with us. The Board of Directors concluded that Dr. Birx is not an independent director within the meaning of the applicable NYSE American exchange listing standards. Dr. Birx is not an independent director under these rules given her role as our Chief Executive Officer.
As required under applicable NYSE American exchange rules, we anticipate that our independent directors will meet in regularly scheduled executive sessions at which only independent directors are present.
Our Bylaws provide that the Board of Directors will consist of not less than one nor more than nine members, as fixed from time to time by a resolution of the Board of Directors. The authorized size of our Board of Directors is currently eight members.
Board Leadership Structure
Our Board of Directors has an independent Chair, Robin C. Kramer, who has authority, among other things, to call and preside over board meetings, to set meeting agendas and to determine materials to be distributed to the Board of Directors. Accordingly, the Chair has substantial ability to shape the work of the Board of Directors. We have a separate chair for each committee of the Board of Directors. As a general policy, the Board of Directors believes that separation of the positions of Chair and Chief Executive Officer reinforces the independence of the Board of Directors from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the Board of Directors as a whole. We expect and intend the positions of Chair of the Board of Directors and Chief Executive Officer to continue to be held by separate individuals in the future.
Role of the Board in Risk Oversight
One of the principal functions of our Board of Directors is to provide oversight concerning the assessment and management of risk related to our business. The Board of Directors is involved in risk oversight through direct decision-making authority with respect to fundamental financial and business strategies and major corporate activities.
While the Board of Directors oversees our risk management, our management is responsible for day-to-day risk management processes, including, without limitation, strategic, operational, financial, regulatory and cyber-security risks that may exist from time to time. The Board of Directors expects management to consider the risks of, and risk management in, each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies adopted by the Board of Directors and its committees. In connection with this responsibility, members of management provide regular reports to the Board of Directors regarding business operations and strategic planning, financial planning and budgeting and regulatory matters, including any material risk to our company related to such matters. Although the Board of Directors does not have a formal risk oversight policy, the Board of Directors does, as a whole and through its various committees, oversee the proper functioning of our internal risk management processes. In its risk oversight role, the Board of Directors evaluates whether management has reasonable controls in place to address material risks we currently face and those we may face in the future.
The Board of Directors has delegated oversight for specific areas of risk exposure to committees of the Board of Directors as follows:
•
The Audit Committee is primarily responsible for overseeing our financial risk management processes on behalf of the Board of Directors. The Audit Committee is responsible for discussing our overall risk assessment and risk management policies with management and our independent registered public accounting firm, as well as our plans to monitor and control any financial risk exposure. The Audit Committee is also responsible for primary risk oversight related to our internal control over financial reporting, disclosure controls and procedures, and legal and regulatory compliance. In addition, the Audit Committee reviews all related-person transactions, including the risks related to those transactions impacting our company. The Audit Committee further oversees the Company’s cybersecurity programs and policies, as well as monitors cybersecurity risks and potential breach incidents. Going forward, we expect that the Audit Committee will receive reports from management regarding its assessment of risks at least quarterly.

•
The Compensation Committee oversees our compensation programs and reviews the conduct incentivized by those programs, including any impact on risk-taking by our executive officers and employees.

•
The Nominating and Corporate Governance Committee oversees the organization, membership and structure of our Board of Directors and our corporate governance practices. The committee members report to the full Board of Directors on material developments in their areas of oversight.

•
The Special Committee evaluates strategic transactions which may involve Innoviva, Inc. or affiliates thereof.

We believe this division of responsibilities is the most effective approach for addressing the risks we face and that our Board of Directors’ leadership structure, which also emphasizes the independence of our Board of Directors in its oversight of our business and affairs, supports this approach.
The Board of Directors and its committees meet at regularly scheduled and special meetings throughout the year at which management reports to the board concerning the results of our risk management activities, as well as external changes that may change the levels of business risk to which we are exposed. At each regular meeting of our Board of Directors, the chairperson of each committee reports to the full Board of Directors regarding the matters reported and discussed at any committee meetings, including any matters related to risk assessment or risk management. Upon the request of the committees, our principal executive officer and principal financial officer attend meetings of these committees when they are not in executive session, and often report on matters that may not be otherwise addressed at these meetings. In addition, our directors are encouraged to communicate directly with members of management regarding matters of interest, including matters related to risk, at times when meetings are not being held.
Meetings of the Board of Directors
During 2024, our Board of Directors met five times, the Audit Committee met four times, the Compensation Committee met one time, the Nominating and Corporate Governance Committee met one time, and the Special Committee met five times. Each Board member attended 75% or more of the total number of meetings of the Board and of the committees on which he or she served, that were held during the portion of the last fiscal year for which he or she was a director or committee member.
As required under applicable NYSE American exchange listing standards, during 2024, our independent directors met on a regular basis in executive session without the presence of non-independent directors and management.
Each director is expected to devote the time necessary to appropriately discharge his or her responsibilities and to rigorously prepare for and attend and participate in all Board meetings and meetings of Board committees on which he or she serves. In addition, the independent directors meet regularly in executive session without the presence of management.

Policy Concerning Director Attendance at Annual Meetings of Shareholders
There is no formal policy as to their attendance at annual meetings of shareholders, and in the past our directors have not been present for such meetings.
Information Regarding Committees of the Board of Directors
The Board of Directors has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Special Committee. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee operates under a written charter, the adequacy of which each respective committee regularly reviews and reassesses. A copy of each charter is available under the heading “Corporate Governance” of the Investor Relations section of our website at https://investor.armatapharma.com/corporate-governance. Our Board of Directors may establish additional committees from time to time in accordance with our Bylaws.
As of April 17, 2025, the record date, the membership of the standing committees was as follows:
Name	Audit	Compensation	Nominating and Corporate Governance	Special Committee
Jules Haimovitz
Odysseas Kostas, M.D.			X
Robin C. Kramer	X*			X
Joseph M. Patti, Ph.D.		X*	X	X*
Todd C. Peterson, Ph.D.	X			X
Sarah J. Schlesinger, M.D.		X	X*

*
Committee Chair.

Below is a description of each committee of the Board of Directors. The Board of Directors has determined that each member of each committee meets the applicable NYSE American exchange rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.
Audit Committee
The Board of Directors reviews the NYSE American exchange listing standards definition of “independence” for Audit Committee members on an annual basis and has determined that each of the members of our Audit Committee, as of the record date, satisfies the NYSE American exchange listing requirements and SEC independence requirements.
Our Board of Directors has determined that Ms. Kramer qualifies as an “audit committee financial expert” within the meaning of SEC regulations. In making this determination, our Board of Directors has considered Ms. Kramer’s formal education and previous and current experience in financial roles. Both our independent registered public accounting firm and management periodically meet privately with our Audit Committee.
The primary purpose of the Audit Committee is to oversee our corporate accounting and financial reporting processes and audits of its financial statements. The functions of the Audit Committee include, among other things:
•
evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors and to present its conclusion to our Board of Directors;

•
reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•
monitoring the rotation of partners of our independent auditors on our audit engagement team, including the lead (or coordinating) audit partner (having primary responsibility for the audit), and assuring the regular rotation of the lead audit partner, as required by law, and confirming with any independent auditor retained to provide audit services that the lead (or coordinating) audit partner (having primary responsibility for the audit), or the audit partner responsible for reviewing the audit, has not performed audit services for the Company in each of the five previous fiscals years of the Company and that the firm meets all legal and professional requirements for independence;
•
prior to engagement of any independent auditor, and, at least annually thereafter, reviewing relationships that may reasonably be thought to bear on the auditor’s independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

•
reviewing our annual and quarterly financial statements and reports, including disclosures relating to Environmental, Social, and Governance and disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

•
reviewing with our independent auditors and management, as appropriate, (i) all critical accounting policies and practices to be used in the audit; (ii) all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with management, the ramifications of the use of such alternative treatments and the treatment preferred by the auditors; and (iii) other material written communications between the auditors and management;

•
reviewing (i) significant issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, (ii) analyses prepared by management and/or the auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (iii) the effect of regulatory, legal and accounting initiatives or developments, as well as off-balance sheet structures, on the Company’s financial statements;

•
reviewing with management and our auditors any earnings announcements and other public announcements regarding material developments;

•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding internal accounting controls, accounting or auditing matters and other matters;

•
preparing the report that the SEC requires in our annual proxy statement;

•
reviewing the reports prepared by management and assessing the adequacy and effectiveness of the Company’s internal controls and procedures, prior to the inclusion of such reports in the Company’s periodic filings as required under the rules of the SEC;

•
reviewing, approving or prohibiting, and providing oversight of any related-person transactions in accordance with our related-person transactions policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct and ethics;

•
reviewing the Company’s overall enterprise risk management framework, including the Company’s overall risk exposures and the Company’s processes around the management and monitoring of such risks, and the allocation of responsibilities for specific risk areas across the Company’s management, the Board and committees of the Board;

•
discussing with the Company’s management the Company’s major financial, financial information security (including cybersecurity), legal, reporting and compliance risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies and guidelines;

•
reviewing on a periodic basis our investment policy; and

•
reviewing and evaluating on an annual basis its own performance, including its compliance with its charter.

Report of the Audit Committee of the Board of Directors
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
This report is furnished by the current Audit Committee of the Board of Directors with respect to our financial statements for the year ended December 31, 2024.
One of the purposes of the Audit Committee is to oversee our accounting and financial reporting processes and the audit of our annual financial statements. Our management is responsible for the preparation and presentation of complete and accurate financial statements. Our independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and for issuing a report on its audit.
Ernst & Young was the independent registered public accounting firm for our financial statements audited pursuant to PCAOB standards for the years ended December 31, 2024 and 2023.
As of the record date, the current Audit Committee of the Board of Directors with respect to Armata’s financial statements consists of Ms. Kramer (Chair) and Dr. Peterson.
Audited Financial Statements
Ernst & Young was the independent registered public accounting firm for our financial statements audited pursuant to PCAOB standards for the years ended December 31, 2024 and 2023. The Audit Committee discussed with Ernst & Young the matters required to be discussed by the applicable requirements of the PCAOB and the SEC, and received the written disclosures and the letter from Ernst & Young required by the applicable requirements of the PCAOB regarding communications with audit committees concerning independence. The Audit Committee discussed the independence of Ernst & Young and concluded that Ernst & Young was independent from Armata and management.
In performing its oversight role, the Audit Committee reviewed and discussed our audited financial statements for the years ended December 31, 2024 and 2023 with management and Ernst & Young. Based on the foregoing, the current Audit Committee recommended to the Board that the audited financial statements for the years ended December 31, 2024 and 2023 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
The foregoing report has been furnished by the current Armata Audit Committee.
Robin C. Kramer (Chair)
Todd C. Peterson, Ph.D.
Compensation Committee
Our Board of Directors has determined that each of the members of our Compensation Committee is a “non-employee director”, as defined in Rule 16b-3 promulgated under the Exchange Act, an “outside director”, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, and satisfies the NYSE American exchange listing independence requirements.
The functions of this committee include, among other things:
•
reviewing, modifying and approving (or, if it deems appropriate, making recommendations to the full Board of Directors regarding) our overall compensation strategy and policies;

•
reviewing and approving (or, if it deems appropriate, making recommendations to the full Board of Directors regarding) the compensation and other terms of employment of our executive officers, including the terms of any employment agreements, severance arrangements, change-of-control protections and any other compensatory arrangements for our executive officers;

•
reviewing and approving (or, if it deems appropriate, making recommendations to the full Board of Directors regarding) performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

•
reviewing and approving (or, if it deems appropriate, making recommendations to the full Board of Directors regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

•
evaluating (including, if it deems appropriate, with the input of some or all of the other members of the Board of Directors) risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;

•
reviewing and making recommendations to the full Board of Directors regarding the type and amount of compensation to be paid or awarded to our non-employee board members;

•
administering our equity incentive plans;

•
establishing policies with respect to equity compensation arrangements;

•
establishing policies with respect to votes by our shareholders to approve executive compensation as required by Section 14A of the Exchange Act and determining our recommendations regarding the frequency of advisory votes on executive compensation, to the extent required by law;

•
reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;

•
reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;

•
reviewing the adequacy of its charter on a periodic basis;

•
reviewing with management and approving our compensation-related disclosures and related tables in our periodic reports or proxy statements to be filed with the SEC;

•
preparing the report that the SEC requires in our annual proxy statement, if required by then-applicable SEC rules;

•
reviewing executive officer succession planning, as necessary, reporting its findings and recommendations to the Board, and working with the Board in evaluating potential successors to executive officer positions;

•
reviewing and approving, to the extent it deems necessary, the terms of any compensation “clawback” or similar policy (including as may be required by applicable law) or agreement between the Company and its executive officers or other employees subject to Section 16 of the Exchange Act for recovering incentive-based compensation;

•
administering any clawback policy approved;

•
reviewing and assessing on an annual basis its own performance; and

•
fulfilling such other duties as may be delegated to the Compensation Committee from time to time by the Board.

Compensation Committee Processes and Procedures
Generally, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer. The Compensation Committee meets regularly in executive session.
However, from time to time, various members of management and other employees, as well as outside advisors or consultants, may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his or her compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. Other than in-house legal counsel and certain other types of advisors, the Compensation Committee may retain such consultants or advisors only after taking into consideration six factors, prescribed by the SEC and NYSE American exchange, that bear upon the advisor’s independence; however, there is no requirement that any advisor be independent. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisors engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to select or retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.
Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the fourth quarter of the preceding year or during the first quarter of the year, following an evaluation of calendar year results. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his or her performance is conducted by the Compensation Committee, which determines any adjustments to his or her compensation, as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, if any, including analyses of executive and director compensation paid at other peer companies identified by the consultant.
Nominating and Corporate Governance Committee
Our Board of Directors has determined that each of the members of this committee satisfies the NYSE American exchange listing independence requirements. The Nominating and Corporate Governance Committee of the Board of Directors is responsible for, among other things:
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identifying, reviewing and evaluating candidates to serve on our Board of Directors consistent with criteria approved by our Board of Directors;

•
assessing the performance of management and the Board of Directors, including board committees, seeking input from senior management, the full Board of Directors and others, which assessment shall include, among other things, an evaluation of the board’s contribution as a whole and overall board composition and makeup, including the reelection of current board members;

•
evaluating, nominating and recommending individuals for membership on our Board of Directors;

•
evaluating candidates for appointment to the board of directors of subsidiaries of the Company, and making recommendations to the Board regarding such appointment;

•
evaluating nominations by shareholders of candidates for election to our Board of Directors;

•
considering and assessing the independence of members of our Board of Directors;

•
developing a set of corporate governance policies and principles, periodically reviewing and assessing these policies and principles and their application and recommending to our Board of Directors any changes to such policies and principles;

•
reviewing the adequacy of its charter on an annual basis; and

•
reviewing and assessing on an annual basis its own performance.

The Nominating and Corporate Governance Committee believes that candidates for director should, both individually and collectively, have the integrity, experience, judgment, commitment (including having sufficient time to devote to us and a sufficient level of participation), skills and expertise appropriate for our Company. The Nominating and Corporate Governance Committee strives to identify and recruit individuals whose talents, experiences and backgrounds enhance the inclusive environment in which the Board currently functions. In assessing the directors, both individually and collectively, the Nominating and Corporate Governance Committee may consider our current needs and the needs of our Board of Directors, to maintain a balance of knowledge, experience and capability in various areas. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NYSE American exchange purposes, which determination is based upon applicable NYSE American exchange listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee may use its network of contacts to compile a list of potential director candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.
The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders. The Nominating and Corporate Governance Committee does not alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether or not the candidate was recommended by a shareholder. As provided in the Current Report filed on Form 8-K on April 2, 2025, for a shareholder’s written recommendations to be timely presented at this annual meeting, it must have been received by our Secretary at our principal executive offices at 5005 McConnell Avenue, Los Angeles, California 90066 by April 13, 2025. Submissions must include the name and address of the shareholder on whose behalf the submission is made; the number of shares of our common stock that are owned beneficially by such shareholder as of the date of the submission; the full name of the proposed candidate; a description of the proposed candidate’s business experience for at least the previous five years; complete biographical information for the proposed candidate; and a description of the proposed candidate’s qualifications as a director. Any such submission must be accompanied by the written consent of the proposed candidate to be named as a nominee and to serve as a director if elected.
Special Committee
The Special Committee is comprised of independent directors who are not affiliated with Innoviva, Inc. The committee investigates, evaluates, and, as applicable, provides recommendations to the Company’s Board regarding financing, credit support and other kinds of potential strategic transactions which may involve Innoviva, Inc., the Company’s largest shareholder.
Shareholder Communications with the Board of Directors
The Company’s Board of Directors has adopted a formal process by which shareholders may communicate with the Board or any of its committees or directors. Shareholders who wish to communicate with the Board may do so by sending written communications addressed to the Secretary of the Company at Armata Pharmaceuticals, Inc., 5005 McConnell Avenue, Los Angeles, California 90066. All communications will be compiled and reviewed by the Secretary of the Company, who will determine whether the communication should be presented to the Board, committee or individual director, as applicable. Communications approved by the Secretary will be submitted to the Board of Directors, its committees, or the individual directors on a periodic basis. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). All communications directed to the Audit Committee in accordance with the Company’s Open Door Policy for Reporting Complaints Regarding Accounting and Auditing Matters (the “Whistleblower Policy”), discussed below, will be treated in accordance with that policy.
Any interested person may, however, communicate directly with the Chair or the independent directors as a group. Persons interested in communicating directly with the independent directors regarding their concerns or issues may do so by addressing correspondence to a particular director, or to the independent directors generally, in care of Armata Pharmaceuticals, Inc. at 5005 McConnell Avenue, Los Angeles, California 90066. If no particular director is named, letters will be forwarded, depending upon the subject matter, to the Chair of the Audit Committee, the Compensation Committee, or the Nominating and Corporate Governance Committee.
Code of Ethics
We have adopted a written code of business conduct and ethics (the “Code of Business Conduct”) that applies to all directors, officers and employees of the Company, including any principal executive officer, principal financial officer or principal accounting officer of the Company. The Code of Business Conduct is available on our internet website at www.armatapharma.com. If we ever were to amend or waive any provision of the Code of Business Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, we intend to satisfy our disclosure obligations with respect to any such waiver or amendment by posting such information on our internet website set forth above rather than filing a Form 8-K.
Open Door Policy for Reporting Complaints Regarding Accounting and Auditing Matters
We have adopted the Whistleblower Policy to facilitate the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, as well as the confidential, anonymous submission by our employees of concerns regarding these matters.
Insider Trading Policy
We have adopted an insider trading policy (the “Insider Trading Policy”) governing the purchase, sale and other dispositions of the Company’s securities that applies to all Company personnel, including directors, officers, employees, and other covered persons. Pursuant to our Insider Trading Policy, hedging or monetization transactions, such as zero-cost collars, forward sale contracts and others, require pre-clearance from our Chief Executive Officer or Principal Financial Officer, before any of our directors, officers, employees, or other covered persons may enter into such transactions. We also follow procedures for the repurchase of our securities. We believe that our Insider Trading Policy and repurchase procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company. A copy of the Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024.

PROPOSAL 2
Advisory, Non-Binding Vote to Approve the Compensation of Our Named Executive Officers
Section 14A of the Exchange Act requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.
Our compensation programs are designed to effectively align our executives’ interests with the interests of our shareholders by focusing on long-term equity incentives that correlate with the growth of sustainable long-term value for our shareholders. Shareholders are urged to read the section titled “Executive Compensation” in this Proxy Statement, which contains tabular information and narrative discussion about the compensation of our named executive officers. Our Compensation Committee believes that the objectives of our executive compensation program, as they relate to our named executive officers, are appropriate for a company of our size and stage of development and that our compensation policies and practices help meet those objectives. In addition, our Compensation Committee believes that our executive compensation program, as it relates to our named executive officers, achieves an appropriate balance between fixed compensation and variable incentive compensation. Our Board of Directors and our Compensation Committee believe that our policies and practices are effective in implementing our compensation philosophy and in achieving our compensation program goal. Accordingly, we are asking our shareholders to approve the compensation of our named executive officers.
The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.
Based on the above, we request that shareholders indicate their support, on a non-binding advisory basis, for the compensation of our named executive officers as described in this Proxy Statement by voting “FOR” the following resolution:
“RESOLVED, that the shareholders of Armata Pharmaceuticals, Inc. approve, on an advisory basis, the compensation paid to Armata Pharmaceuticals, Inc.’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the Executive Compensation section, the compensation tables and the narrative discussion in Armata Pharmaceuticals, Inc.’s 2025 proxy statement.”
As an advisory vote, this Proposal 2 is non-binding. Although the vote is non-binding, our Board of Directors and our Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
The Board of Directors Recommends
a Vote “For” Proposal 2.

PROPOSAL 3
Ratification of Selection of Independent Registered Public Accounting Firm
Proposal to Ratify Appointment of Ernst & Young LLP
The Audit Committee of the Board of Directors has selected Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the shareholders at the meeting. Ernst & Young served as the independent registered public accounting firm for AmpliPhi from January 20, 2015 until the completion of the Merger and has continued to serve in such role for Armata following the Merger. The Merger was treated as a reverse acquisition for accounting purposes and, as such, the historical financial statements of the accounting acquirer, C3J, have become Armata’s historical financial statements.
Representatives of Ernst & Young are expected to be available at the meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require shareholder ratification of the selection of Ernst & Young as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain Ernst & Young. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.
In order for Proposal 3 to be approved, the number of shares cast “For” the proposal must exceed the number of shares cast “Against” the proposal. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote.
Principal Accountant Fees and Services
The following table represents aggregate fees incurred for Ernst & Young services for the years ended December 31, 2024 and 2023:
	Fiscal Year Ended December 31, 2024	Fiscal Year Ended December 31, 2023
Armata Pharmaceuticals, Inc.
Audit Fees	$590,000	$693,000
Audit Related Fees	—	37,000
Tax Fees	—	—
All Other Fees	10,000	10,000
Total	$600,000	$740,000
Representatives of Ernst & Young attended the majority of the meetings of the Audit Committee occurring during the years ended December 31, 2024 and 2023.
Pre-Approval Policies and Procedures
The Audit Committee approves in advance the engagement and fees of the independent registered public accounting firm for all audit services and non-audit services, based upon independence, qualifications and, if applicable, performance. The Audit Committee may form and delegate to subcommittees of one or more members of the Audit Committee the authority to grant pre-approvals for audit and permitted non-audit services, up to specific amounts. All audit services provided by Ernst & Young for the periods presented were pre-approved by the Audit Committee.

Ability to Continue as a Going Concern
The report of Ernst & Young on the consolidated financial statements of Armata Pharmaceuticals, Inc. for the fiscal year ended December 31, 2024, included in Armata’s Annual Report on Form 10-K, filed on March 21, 2025, stated that Armata has suffered recurring losses and negative cash flows from operations, which raised substantial doubt about Armata’s ability to continue as a going concern. Other than the foregoing, Ernst & Young’s report on our financial statements for the past two years contained no adverse opinion or disclaimer of opinion and was not qualified as to audit scope or accounting principles.
The Board of Directors Recommends
a Vote “For” Proposal 3.

EXECUTIVE OFFICERS
The following table sets forth information regarding our executive officers as of the record date.
Name	Age	Position(s)
Deborah L. Birx, M.D.	69	Chief Executive Officer and Director
David D. House	41	Senior Vice President, Finance and Principal Financial Officer
Pierre Kyme, Ph.D.	47	Chief Business Officer
Deborah L. Birx, M.D. has served as our Chief Executive Officer since July 2023. Prior to her appointment as Chief Executive Officer of the Company, Dr. Birx resigned as a member of the Board of Directors of Innoviva, Inc., the Company’s largest shareholder, a position she assumed in March 2021. Dr. Birx recently served as the response coordinator of the White House Coronavirus Task Force, where she made recommendations to the vice president using data integration to drive decision making, as well as worked closely with state officials across the country to provide state-specific advice and guidance. In 2014, Dr. Birx became an Ambassador-at-Large, when she assumed the role of the Coordinator of the United States Government Activities to Combat HIV/AIDS and U.S. Special Representative for Global Health Diplomacy (a $6 billion per year program), a position she served in until January 2021. As the U.S. Global AIDS Coordinator, Dr. Birx oversaw the President’s Emergency Plan for AIDS Relief (PEPFAR), the largest commitment by any nation to combat a single disease in history, at the CDC as well as all U.S. Government engagement with the Global Fund to Fight AIDS, Tuberculosis and Malaria. From 2005 until 2014, Dr. Birx served successfully as the Director of CDC’s Division of Global HIV/AIDS (DGHA) in the CDC Center for Global Health where she developed ISO and CAP certified laboratories across the globe. From 1996 until 2005, she served as the Director of the U.S. Military HIV Research Program (USMHRP) at the Walter Reed Army Institute of Research directing research and development of HIV vaccines through full Phase III trials, including GLP and GMP manufacturing. During this time, she also rose to the rank of Colonel. Then known as Colonel Birx, she was awarded three prestigious U.S. Meritorious Service Medals and the Legion of Merit Award for her groundbreaking research, leadership and management skills during her tenure at the Department of Defense (DoD). In 1985, Dr. Birx began her career with the DoD as a military trained clinician in cellular immunology, focusing on HIV/AIDS vaccine research. Dr. Birx has published over 230 manuscripts in peer-reviewed journals, authored nearly a dozen chapters in scientific publications, as well as developed and patented vaccines. Dr. Birx currently serves as a member of the Board of Directors of Nanolive SA.
Dr. Birx received her medical degree from the Hershey School of Medicine, Pennsylvania State University in 1980 and her B.S. from Houghton College in 1976. Dr. Birx is board certified in internal medicine, allergy and immunology, and diagnostic and clinical laboratory immunology. Dr. Birx is a world-renowned medical expert and leader whose long career has focused on clinical and basic immunology, infectious diseases, pandemic preparedness, vaccine research, and global health.
David D. House has served as our Senior Vice President, Finance and Principal Financial Officer since August 2024. Before joining the Company, Mr. House, served as Corporate Controller and Vice President of Accounting at ZO Skin Health, Inc., a multi-channel physician-dispensed skincare company, from October 2018 to May 2024. At ZO Skin Health, he led global accounting operations, managed financial reporting, and played a crucial role in the company’s acquisition by Blackstone. He also established international subsidiaries and oversaw financial integration for mergers and acquisitions. Mr. House’s experience includes similar financial leadership roles at Peregrine Pharmaceuticals, Inc., a clinical-stage biopharmaceutical company, and Avid Bioservices, Inc. (CDMO), a contract development and manufacturing organization where he served as Controller and was responsible for implementing ASC 606, managing technical accounting, and conducting SEC reporting. His career also includes roles at Viant, Inc. (DSP), Sourcing Solutions, LLC, and Apria Healthcare (APR), where he held various accounting and financial management positions. In the early stages of his career, Mr. House worked as a Senior Auditor at Windes, a public accounting firm. There, he managed comprehensive audits for public, private, and not-for-profit entities and contributed to SEC filings and internal control evaluations.

Mr. House holds a Bachelor of Arts in Business Administration with an Accounting concentration from California State University, Fullerton. He obtained his California CPA license on January 5, 2011, which is currently inactive.
Pierre Kyme, Ph.D., was appointed Chief Business Officer of Armata in June 2024. Dr. Kyme also currently serves as a member of the boards of directors of Armata’s Australian subsidiaries. Dr. Kyme is devoted to Armata’s business and corporate development activities, a role that started at C3J Therapeutics in 2015. Previously, Dr. Kyme served as a lead Scientist and Director of Product Development at C3J Therapeutics from 2012, leading a team that set strategy and delivered key data essential for advancing a lead antimicrobial molecule through Phase 2 human clinical trials. He also contributed to the company’s pipeline programs, providing medical and commercial rationale to justify pipeline expansion. Prior to joining Armata, Dr. Kyme spent five years maturing his drug development career at Cedars-Sinai Medical Center leading project teams from concept through preclinical research in infectious disease and immunology. In this capacity, he worked closely with the Technology Transfer Office, and was the recipient of the Malaniak Award for Excellence in Research. Prior to this, in partnership with Qiagen Pty. Ltd., Dr. Kyme worked at Sydney’s Millennium Institute, as part of a priority national grant for urgent research into avian influenza. Dr. Kyme has also served as Scientific Advisor for the Australia Desk and Life Sciences & Healthcare Practice at Cappello Global, a boutique investment bank, and as consultant analyst to a global specialist life sciences investment firm, evaluating multiple therapeutic areas. His work contributed to a $60 million capital raising for a private U.S. oncology biotech, which in 2012 initiated the world’s largest Phase 3 human clinical trial for a melanoma vaccine. Dr. Kyme earned his Ph.D. in Medicine from the University of Sydney, Australia, the bulk of which was accomplished as an invited scholar at the University of Tübingen, Germany. He completed his postdoctoral training at the Michael Smith Laboratories in Vancouver, Canada, under an $8 million grant from the Gates Foundation Grand Challenges in Global Health initiative, developing Innate Defense Regulators in partnership with Inimex Pharmaceuticals (acquired by Soligenix).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of the record date regarding beneficial ownership of our capital stock by:
•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

•
each of our directors;

•
each of our named executive officers; and

•
all of our current executive officers and directors as a group.

The percentage ownership information in the table below is based on 36,193,479 shares of common stock outstanding as of April 17, 2025.
Information with respect to beneficial ownership provided in the table below is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G and Form 4 filed with the SEC. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before June 16, 2025, which is 60 days after April 17, 2025. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.
Except as otherwise noted below, the address for each person or entity listed in the table is c/o Armata Pharmaceuticals, Inc., 5005 McConnell Avenue, Los Angeles, California 90066.
	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Total
Greater than 5% Shareholders
Innoviva, Inc.	59,099,038(1)	84.2%
Directors and Named Executive Officers
Deborah L. Birx	146,014(2)	*
Jules Haimovitz	59,239,336(3)	84.2%
Odysseas D. Kostas, M.D.	59,287,719(4)	84.2%
Robin C. Kramer	168,298(5)	*
Joseph M. Patti, Ph.D.	188,681(6)	*
Todd C. Peterson, Ph.D.	188,681(7)	*
Sarah J. Schlesinger, M.D.	59,287,719(8)	84.2%
Pierre Kyme	112,491(9)	*
David House	—	—
Mina Pastagia, M.D.	61,078(10)	*
Richard Rychlik	—(11)	—
All current executive officers and directors as a group (9 persons)(12)	60,420,863	84.5%

*
Represents beneficial ownership of less than 1%.

(1)
The shares listed are based on the shares reported on a Schedule 13D/A filed with the SEC on March 12, 2025, with respect to shares of Common Stock held by Innoviva, Inc. and Innoviva Strategic

Opportunities, LLC and other information available to the Company. Includes (i) 8,710,800 shares of Common Stock held by Innoviva, Inc.; (ii) 16,365,969 shares of Common Stock held by Innoviva Strategic Opportunities, LLC; (iii) 10,653,847 shares of Common Stock issuable upon exercise of the warrants to purchase Common Stock held by Innoviva Strategic Opportunities, LLC; and (iv) 23,368,422 shares of Common Stock issuable to Innoviva Strategic Opportunities, LLC upon the conversion of a certain convertible loan (including accrued interest as of April 17, 2025). The principal business address of the reporting persons is c/o Innoviva, Inc., 1350 Old Bayshore Highway, Suite 400, Burlingame, CA 94010. Innoviva designated Jules Haimovitz and Odysseas Kostas, M.D., two of the members of the board of directors of Innoviva, to serve on our Board. Additionally, Sarah Schlesinger, M.D., is a member of the board of directors of Innoviva. As such, solely for purposes of Section 16 of the Exchange Act of 1934, as amended, Innoviva, Inc. and Innoviva Strategic Opportunities, LLC may be deemed to be directors by deputization. For purposes of the exemption under Rule 16b-3 promulgated under the Exchange Act, the Board approved the acquisition of any direct or indirect pecuniary interest in any shares of common stock, including any shares of common stock issuable upon the exercise of the aforementioned warrants.
(2)
Consists of (i) 36,014 shares of Common Stock issued upon Restricted Stock Units vested during 2024 and 2025 and (ii) 110,000 shares of Common Stock that Dr. Birx has the right to acquire from us within 60 days of April 17, 2025 pursuant to the exercise of stock options. Does not include 195,000 shares of unvested Restricted Stock Units that do not vest within 60 days of April 17, 2025 or entitle Dr. Birx to vote.

(3)
Consists of (i) 140,298 shares of Common Stock that Mr. Haimovitz has the right to acquire from us within 60 days of April 17, 2025 pursuant to the exercise of stock options; (ii) 8,710,800 shares of Common Stock held by Innoviva, Inc.; (iii) 16,365,969 shares of Common Stock held by Innoviva Strategic Opportunities, LLC; (iv) 10,653,847 shares of Common Stock issuable upon exercise of the warrants to purchase Common Stock held by Innoviva Strategic Opportunities, LLC; and (v) 23,368,422 shares of Common Stock issuable to Innoviva Strategic Opportunities, LLC upon the conversion of a certain convertible loan (including accrued interest as of April 17, 2025). Innoviva, Inc. and Innoviva Strategic Opportunities, LLC are entities with which Mr. Haimovitz is affiliated due to his position as a director of Innoviva, Inc. Mr. Haimovitz may be deemed to have shared voting and dispositive power over the shares beneficially owned by Innoviva, Inc. and Innoviva Strategic Opportunities, LLC, but disclaims such beneficial ownership except to the extent of their pecuniary interest therein, if any.

(4)
Consists of (i) 188,681 shares of Common Stock that Dr. Kostas has the right to acquire from us within 60 days of April 17, 2025 pursuant to the exercise of stock options; (ii) 8,710,800 shares of Common Stock held by Innoviva, Inc.; (iii) 16,365,969 shares of Common Stock held by Innoviva Strategic Opportunities, LLC; (iv) 10,653,847 shares of Common Stock issuable upon exercise of the warrants to purchase Common Stock held by Innoviva Strategic Opportunities, LLC; and (v) 23,368,422 shares of Common Stock issuable to Innoviva Strategic Opportunities, LLC upon the conversion of a certain convertible loan (including accrued interest as of April 17, 2025). Innoviva, Inc. and Innoviva Strategic Opportunities, LLC are entities with which Dr. Kostas is affiliated due to his position as a director of Innoviva, Inc. Dr. Kostas may be deemed to have shared voting and dispositive power over the shares beneficially owned by Innoviva, Inc. and Innoviva Strategic Opportunities, LLC, but disclaims such beneficial ownership except to the extent of their pecuniary interest therein, if any.

(5)
Consists of 168,298 shares of Common Stock that Ms. Kramer has the right to acquire from us within 60 days of April 17, 2025, pursuant to the exercise of stock options.

(6)
Consists of 188,681 shares of Common Stock that Dr. Patti has the right to acquire from us within 60 days of April 17, 2025, pursuant to the exercise of stock options.

(7)
Consists of 188,681 shares of Common Stock that Dr. Peterson has the right to acquire from us within 60 days of April 17, 2025, pursuant to the exercise of stock options.

(8)
Consists of (i) 188,681 shares of Common Stock that Dr. Schlesinger has the right to acquire from us within 60 days of April 17, 2025 pursuant to the exercise of stock options; (ii) 8,710,800 shares of Common Stock held by Innoviva, Inc.; (iii) 16,365,969 shares of Common Stock held by Innoviva Strategic Opportunities, LLC; (iv) 10,653,847 shares of Common Stock issuable upon exercise of the warrants to purchase Common Stock held by Innoviva Strategic Opportunities, LLC; and (v) 23,368,422 shares of Common Stock issuable to Innoviva Strategic Opportunities, LLC upon the conversion of a certain convertible loan (including accrued interest as of April 17, 2025). Innoviva, Inc. and Innoviva Strategic Opportunities, LLC are entities with which Dr. Schlesinger is affiliated due to her position as a director of Innoviva, Inc. Dr. Schlesinger may be deemed to have shared voting and dispositive power over the shares beneficially owned by Innoviva, Inc. and Innoviva Strategic Opportunities, LLC, but disclaims such beneficial ownership except to the extent of their pecuniary interest therein, if any.
(9)
Consists of (i) 2,991 shares of Common Stock issued upon Restricted Stock Units that have vested, and (ii) 109,500 shares of Common Stock that Dr. Kyme has the right to acquire from us within 60 days of April 17, 2025 pursuant to the exercise of stock options. Does not include 7,500 shares of unvested Restricted Stock Units that do not vest within 60 days of April 17, 2025 or entitle Dr. Kyme to vote.

(10)
Consists of 61,078 shares of Common Stock. On November 13, 2024, the Company terminated Dr. Pastagia as its Chief Medical Officer.

(11)
On September 30, 2024, the Company terminated Mr. Rychlik as its Vice President, Corporate Controller.

(12)
Represents beneficial ownership of our common stock held by our current directors and current executive officers as a group as of April 17, 2025, including any options and warrants exercisable within 60 days of April 17, 2025. Dr. Birx and Dr. Kyme are the only current directors or executive officers who beneficially own shares of Common Stock.

Equity Compensation Plan Information
The following table provides information as of December 31, 2024 with respect to our equity compensation plans:
Plan Category	Number of shares underlying outstanding options and restricted stock units	Weighted- average exercise price of shares underlying outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders
2016 Equity Incentive Plan	3,975,965	$3.74	3,405,908
2016 Employee Stock Purchase Plan	—	—	—
Equity compensation plans not approved by security holders	—	—	—
Total	3,975,965	$3.74	3,405,908

(a)
The number of shares subject to outstanding awards under the 2016 Plan represents the total number of issued and outstanding stock options and restricted stock units.

(b)
The weighted average exercise price reported in this column does not take into account outstanding restricted stock units.

(c)
This represents the total number of shares remaining available for future issuance under the 2016 Employee Stock Purchase Plan.

EXECUTIVE COMPENSATION
Set forth below is certain information regarding the historical compensation of our named executive officers during the year ended December 31, 2024 and 2023.
Executive Compensation
The named executive officers for the year ended December 31, 2024 were:
•
Deborah Birx, M.D., Chief Executive Officer

•
Pierre Kyme, Ph.D., Chief Business Officer

•
David House, Senior Vice President, Finance and Principal Financial Officer

•
Mina Pastagia, M.D., Former Chief Medical Officer

•
Richard Rychlik, Former Vice President, Corporate Controller

Summary Compensation Table
The following table provides information regarding the compensation paid during the last two fiscal years to the named executive officers.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(7)	Total ($)
Deborah Birx, M.D. Chief Executive Officer	2024	546,000	—	202,800	826,379	—	8,998	1,584,176
	2023	251,563	—	478,000	397,477	—	6,891	1,133,931
Pierre Kyme, Ph.D. Chief Business Officer(3)	2024	379,484	75,000	33,800	137,730	—	7,626	633,640
David House Senior Vice President, Finance and Principal Financial Officer(4)	2024	131,250	—	—	134,688	—	3,500	269,438
Mina Pastagia, M.D. Former Chief Medical Officer(5)	2024	450,917	75,000	33,800	—	—	482,198	1,041,915
	2023	456,800	—	—	—	—	6,954	463,754
Richard Rychlik Former Vice President, Corporate Controller(6)	2024	243,890	—	33,800	—	—	82,717	360,407
	2023	96,667	—	—	99,260	—	1,813	197,740

(1)
In accordance with SEC rules, this column represents the aggregate grant date fair value of the restricted stock units granted during 2024 and 2023 computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 for stock-based compensation transactions. Assumptions used in the calculation of these amounts are included in Note 10 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the settlement of the restricted stock units or the sale of the common stock underlying such restricted stock units.

(2)
In accordance with SEC rules, this column represents the aggregate grant date fair value of the option awards granted during 2024 and 2023 computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 for stock-based compensation transactions. Assumptions used in the calculation of these amounts are included in Note 10 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.
(3)
Dr. Kyme was promoted to the role of Chief Business Officer on June 1, 2024.

(4)
Mr. House was appointed Senior Vice President, Finance and Principal Financial Officer as of August 16, 2024.

(5)
Dr. Pastagia departed from her role as Chief Medical Officer on November 13, 2024.

(6)
Mr. Rychlik departed from his role as Vice President, Corporate Controller on September 30, 2024.

(7)
Amounts reflected in this column for 2024 include 401(k) plan company matching contributions of $8,998 for Dr. Birx, $7,126 for Dr. Kyme, $3,500 for Mr. House, $7,126 for Dr. Pastagia and $7,317 for Mr. Rychlik, and severance payments of $475,072 for Dr. Pastagia and $75,400 for Mr. Rychlik.

Base Salary
The base salaries of the named executive officers in 2024, as applicable, were generally determined and approved by the Board of Directors, based on the recommendation of the Compensation Committee.
•
Dr. Birx’s annual base salary was $525,000 through January 7, 2024, and increased to $546,000 effective January 8, 2024 through December 31, 2024.

•
Dr. Kyme’s annual base salary was $300,880 through January 7, 2024, $312,915 from January 8 to February 11, 2024, $342,915 from February 12 to May 31, 2024, and $400,000 from June 1 to December 31, 2024.

•
Mr. House’s annual base salary from his start date on August 16, 2024 through December 31, 2024 was $350,000.

•
Dr. Pastagia’s annual base salary was $456,800 through January 7, 2024, and increased to $475,072 effective January 8, 2024 through her departure on November 1, 2024.

•
Mr. Rychlik’s annual base salary was $290,000 through January 7, 2024, and increased to $301,600 effective January 8, 2024 through his departure on September 30, 2024.

Equity-Based Awards
Our equity-based incentive awards are designed to align the interests of our employees and consultants, including the named executive officers, with those of our shareholders. Our board of directors or our Compensation Committee approve equity grants. Vesting of equity awards was generally tied to continuous service and serves as an additional retention measure. Our executives may have been awarded an initial new hire grant upon commencement of service and have received additional grants, as the board of directors or Compensation Committee determined appropriate, in order to incentivize and/or reward such executives. In 2023 and 2024, we granted both nonqualified stock options and restricted stock units to our named executive officers under our equity incentive plans.
The following information is being provided as required by Item 402(x) of Regulation S-K. The Company does not maintain a formal policy or guidelines relating to the grant of stock options close in time to the release of material nonpublic information, and our Compensation Committee intends to grant annual awards of stock options during the first quarter of each year (other than with respect to off-cycle grants in connection with new hire and promotion-related grants). In the event that the Compensation Committee becomes aware of material nonpublic information prior to granting stock options, the Compensation Committee becomes aware of material nonpublic information prior to granting stock options, the Compensation Committee will take the existence of such information into consideration in determining whether to delay the grant of stock options. For the calendar year ended December 31, 2024, we did not grant awards of stock options to our executive officers within four business days before or one business day after the release of a quarterly report on Form 10-Q, our annual report on Form 10-K or a current report on Form 8-K disclosing material nonpublic information.
Agreements with our Named Executive Officers
Below are descriptions of our employment agreements with our active named executive officers governing the terms of their service with us. For a discussion of the severance pay and other benefits that may be provided in connection with a termination of service and/or a change in control under the arrangements with the named executive officers, please see “Payments and Benefits upon Termination or Change in Control” below.
Dr. Birx.   On July 10, 2023, the Company and Dr. Birx entered into an employment agreement which provides for an initial annual base salary of $525,000 which may be adjusted from time to time by the board of directors, and an annual target performance bonus of 50% of her annual base salary based on our achievement of certain performance objectives. Dr. Birx is also entitled to certain severance benefits in connection with certain terminations of employment as described below under the section entitled “Payments and Benefits upon Termination or Change in Control.”
Dr. Kyme.   On June 1, 2024, the Company and Dr. Kyme entered into an employment agreement which provides for an initial annual base salary of $400,000 which may be further adjusted from time to time by the board of directors, and an annual target performance bonus of 50% of his annual salary based on our achievement of certain performance objectives. Dr. Kyme is also entitled to certain severance benefits in connection with certain terminations of employment as described below under the section entitled “Payments and Benefits upon Termination or Change in Control.”
Mr. House.   On July 29, 2024, the Company and Mr. House entered into an employment agreement which provides for an initial annual base salary of $350,000 which may be further adjusted from time to time by the board of directors, and an annual target performance bonus of 40% of his annual base salary based on our achievement of certain performance objectives. Mr. House is also entitled to certain severance benefits in connection with certain terminations of employment as described below under the section entitled “Payments and Benefits upon Termination or Change in Control.”
Payments and Benefits upon Termination or Change in Control
Dr. Birx.   Under the terms of her employment agreement, if Dr. Birx’s employment is terminated by the Company without cause or she resigns for good reason (in each case as defined in the agreement) and she timely executes an effective release of claims in favor of the Company, then she will be entitled to a continuation of her base salary for 12 months following the date of her termination and a pro-rated annual bonus for the year of termination. If Dr. Birx does not receive an offer of continued employment as an executive officer or service as a member of the board of directors of the surviving company (or its ultimate parent) in connection with a change in control and is terminated by the Company without cause or resigns for good reason in connection with such change in control, she will be entitled to full acceleration of any of her then-outstanding time-vested equity awards.
Dr. Kyme.   Under the terms of his employment agreement, if Dr. Kyme’s employment is terminated by the Company without cause or he resigns for good reason (in each case as defined in the agreement) and he timely executes an effective release of claims in favor of the Company, then he will be entitled to severance payments equal to 12 months of continued base salary, and additionally, if such termination or resignation occurs in connection with a change in control, all outstanding time-based equity awards shall accelerate in full as of the earlier of the change in control date and or the date of the qualifying termination.
Mr. House.   Under the terms of his employment agreement, if Mr. House’s employment is terminated by the Company without cause or he resigns for good reason (in each case as defined in the agreement) and he timely executes an effective release of claims in favor of the Company, he will be entitled to severance payments equal to six months of continued base salary, and additionally, if such termination or resignation occurred in connection with a change in control, (i) an additional six months of continued base salary and (ii) subject to his timely election of COBRA continuation coverage, coverage of all of the COBRA premiums for a period of 12 months, or until he becomes eligible to receive any health benefits through a new or through a spouse’s employer, provided that he executes an effective release of claims.
Dr. Pastagia.   Pursuant to the separation and release agreement entered into on December 2, 2024 between the Company and Dr. Pastagia, subject to her continued compliance with the terms thereof, Dr. Pastagia will receive salary continuation payments of her at-the-time current annual base salary of $475,072 for a period of 12 months following her termination in accordance with the regular payroll practices of the Company.

Mr. Rychlik.   Pursuant to the separation and release agreement entered into on September 30, 2024 between the Company and Mr. Rychlik, Mr. Rychlik received (i) salary continuation payments of his at-the-time current annual base salary of $301,600 for a period of three months (equal to $75,400 in the aggregate) and (ii) subject to his timely election of COBRA continuation coverage, continued coverage of the same portion of premiums covered for all other employees of the Company of the COBRA premiums for Mr. Rychlik and his covered dependents for a period of three months following his termination, or, earlier if he becomes eligible to receive any health benefits through a new or through a spouse’s employer. Such severance benefits were contingent upon Mr. Rychlik’s continued compliance with the terms of his separation and release agreement.
All of the named executive officers held stock options under our equity incentive plans that were granted subject to the general terms of our equity incentive plans and form of stock option agreements. The specific vesting terms of each of the named executive officer’s stock options are described below under “Outstanding Equity Awards at Fiscal Year End.”
Other than with respect to Dr. Birx, if within one month prior to, or within 12 months after, a change in control, the named executive officer is terminated due to an involuntary termination (other than on account of death or disability), then any unvested stock options held by that officer will vest in full.
Outstanding Equity Awards at Fiscal Year End
The following table sets forth certain information regarding all outstanding equity awards held by the named executive officers as of December 31, 2024.
		Option Awards				Stock Awards
Name	Award Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)
Deborah Birx, M.D.	3/14/2024	—	240,000(3)	3.38	3/14/2034	60,000(2)	111,000
	12/21/2023	50,000	150,000(6)	2.39	12/21/2033	150,000(5)	277,500
Pierre Kyme, Ph.D.	3/14/2024	—	40,000(3)	3.38	3/14/2034	10,000(2)	18,500
	4/1/2020	25,000	—	3.05	4/1/2030
	3/25/2021	11,250	3,750(7)	5.14	3/25/2031
	4/13/2022	25,000	25,000(8)	5.11	4/13/2032
David House	10/2/2024	—	75,000(4)	2.32	10/2/2034	—	—
Mina Pastagia, M.D.(9)	3/25/2021	18,750	—	5.14	3/25/2031	—	—
	4/13/2022	40,000	—	5.11	4/13/2032	—	—
Richard Rychlik(10)	—	—	—	—	—	—	—

(1)
The market value was determined using the closing price of the Company’s common stock on December 31, 2024, which was $1.85 per share.

(2)
The restricted stock units will vest, subject to continuous employment through the vesting date, in substantially equal installments on March 14th of each of 2025, 2026, 2027 and 2028, subject to accelerated vesting in connection with certain terminations.

(3)
The options will vest, subject to continuous employment through the vesting date, in substantially equal installments on March 14th of each of 2025, 2026, 2027 and 2028, subject to accelerated vesting in connection with certain terminations.

(4)
The options will vest, subject to continuous employment through the vesting date, in substantially equal installments on August 16th of each of 2025, 2026, 2027 and 2028, subject to accelerated vesting in connection with certain terminations.

(5)
The restricted stock units will vest, subject to continuous employment through the vesting date, in substantially equal installments on July 10th of each of 2025, 2026 and 2027, subject to accelerated vesting in connection with certain terminations.

(6)
The options will vest, subject to continuous employment through the vesting date, in substantially equal installments on July 10th of each of 2025, 2026 and 2027, subject to accelerated vesting in connection with certain terminations.

(7)
The options will vest, subject to continuous employment through the vesting date on March 25th of 2025, subject to accelerated vesting in connection with certain terminations.

(8)
The options will vest, subject to continuous employment through the vesting date, in substantially equal installments on April 13th of each of 2025 and 2026, subject to accelerated vesting in connection with certain terminations.

(9)
All unvested equity awards were forfeited by Dr. Pastagia as of November 13, 2024 in connection with her departure. Her vested options remained outstanding for 90 days following her date of departure.

(10)
All unvested equity awards were forfeited by Mr. Rychlik as of September 30, 2024 in connection with his departure. His vested options remained outstanding for 90 days following her date of departure, so Mr. Rychlik held no options as of December 31, 2024.

Equity Incentive Plans
2016 Equity Incentive Plan
In April 2016, our board of directors adopted our 2016 Equity Incentive Plan (the “2016 Plan”). In connection with the Merger, the name of the 2016 Plan was changed to the Armata Pharmaceuticals, Inc. 2016 Equity Incentive Plan. In June 2019, the Company added 987,354 shares of common stock to the shares authorized for issuance under the 2016 Plan pursuant to an amendment to such plan approved by the Company’s shareholders at a special meeting held on May 8, 2019. Pursuant to an “evergreen” provision contained in the 2016 Plan, on January 1st of each calendar year, from January 1, 2017 through and including January 1, 2026, the number of shares authorized for issuance under the Armata 2016 Plan is automatically increased by: (a) a number equal to 5% of the total number of shares of the Company’s capital stock outstanding on December 31st of the preceding calendar year, or (b) a lesser number of shares determined by the Board of Directors. Pursuant to such “evergreen” provision, (i) 115,336 shares of common stock were automatically added to the shares authorized for issuance on January 1, 2019 (ii) 496,137 shares of common stock were automatically added to the shares authorized for issuance on January 1, 2020, (iii) 934,423 shares of common stock were automatically added to the shares authorized for issuance on January 1, 2021, (iv) 1,355,614 shares of common stock were automatically added to the shares authorized for issuance on January 1, 2022, (v) 1,807,235 shares of common stock were automatically added to the shares authorized for issuance on January 1, 2023, (vi) 1,807,328 shares of common stock were automatically added to the shares authorized for issuance on January 1, 2024, and (vii) 1,809,153 shares of common stock were automatically added to the shares authorized for issuance on January 1, 2025. The plan provides for the issuance of incentive awards in the form of non-qualified and incentive stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards and performance-based stock awards. The awards may be granted by our board of directors to employees, including officers, non-employee directors and consultants who provide services to us or to a subsidiary of ours.
Employee Stock Purchase Plan
Additional long-term equity incentives are provided through the employee stock purchase plan (“ESPP”), which became effective in connection with our 2016 Annual Meeting of Shareholders in May 2016 and which we continue to use pursuant to the terms described herein. The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. Our board of directors has delegated its authority to administer the ESPP to our Compensation Committee. Under the ESPP, all of our regular employees (including the named executive officers) may participate and may contribute, normally through payroll deductions, up to 15% of their earnings for the purchase of our common stock. The ESPP is implemented through a series of offerings of purchase rights to eligible employees. Under the ESPP, we may specify offerings with a duration of not more than 27 months and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which our common stock will be purchased for employees participating in the offering. Unless otherwise determined by our Compensation Committee, shares are purchased for accounts of employees participating in the ESPP at a price per share equal to the lower of (a) 85% of the fair market value of our common stock on the first date of an offering or (b) 85% of the fair market value of our common stock on the date of purchase.
Pay versus Performance
The information provided below is mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, which requires that we, among other things, report the amount of “compensation actually paid” to our named executive officers. These amounts are calculated in accordance with applicable SEC rules, and do not reflect the actual amount of compensation earned by or paid to our named executive officers during each applicable year.
Pay versus Performance Table
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Year(1)	Summary Compensation Table Total for Principal Executive Officer (“PEO”) 1(2) ($)	Compensation Actually Paid to PEO 1(3) ($)	Summary Compensation Table Total for PEO 2(2) ($)	Compensation Actually Paid to PEO 2(3) ($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (“NEOs”)(4) ($)	Average Compensation Actually Paid to Non-PEO NEOs(5) ($)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (“TSR”)(6) ($)	Net Income(7) (Thousands) ($)
2024	1,584,176	745,181	—	—	576,350	433,200	33	(18,916)
2023	1,133,931	1,421,104	634,140	578,496	316,267	357,361	58	(69,045)
2022	1,639,908	(347,905)	—	—	586,033	278,524	22	(36,917)

(1)
We are a smaller reporting company pursuant to Rule 405 of the Securities Act of 1933, and as such, we are only required to include information for the past three fiscal years in this table.

(2)
The dollar amounts reported in column (b) for the fiscal year 2024 is the amount of total compensation reported for Dr. Birx (“PEO 1”). The dollar amounts reported in columns (b) and (d) for the fiscal year 2023 is the amounts of total compensation reported for Dr. Birx (our Chief Executive Officer since July 10, 2023) (“PEO 1”) and Dr. Varnum (our Chief Executive Officer until July 10, 2023) (“PEO 2”), respectively. The dollar amounts reported in columns (b) and (d) for the fiscal year 2022 are the amount of total compensation reported for Dr. Varnum (our Chief Executive Officer until July 10, 2023) (“PEO 1”). Refer to “Executive Compensation - Summary Compensation Table” above.

(3)
The dollar amounts reported in columns (c) and (e) represent the amount of “compensation actually paid” to Dr. Birx and Dr. Varnum, respectively, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Dr. Birx and Dr. Varnum during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments made to Dr. Birx’s and Dr. Varnum’s total compensation for each year to determine the compensation actually paid are shown in the “Adjustments to Compensation Actually Paid” table below.

(4)
The dollar amounts reported in column (f) represent the average of the amounts reported for our Company’s named executive officers (other than Dr. Birx and Dr. Varnum) as a group (“NEOs”) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2024, Pierre Kyme, David House, Mina Pastagia, and Richard Rychlik; and (ii) for 2023, Richard Rychlik, Mina Pastagia and Erin Butler; (iii) for 2022, Mina Pastagia, Erin Butler and Steve Martin.

(5)
The dollar amounts reported in column (g) represent the average amount of “compensation actually paid” to the NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments made to the average total compensation for the NEOs as a group for each year to determine the average compensation actually paid are shown in the “Adjustments to Compensation Actually Paid” table below.

(6)
Cumulative total shareholder return (“TSR”) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our Company’s share price at the end and the beginning of the measurement period (December 31, 2021) by our Company’s share price at the beginning of the measurement period. No dividends were paid on stock or option awards in 2022, 2023 or 2024.

(7)
The dollar amounts reported represent the amount of net income (loss) reflected in our audited financial statements for the applicable covered year.

Adjustments to Compensation Actually Paid
As noted above in footnotes 3 and 5 to the Pay versus Performance Table, in accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to (i) Dr. Birx and Dr. Varnum’s total compensation for each year, as applicable, to determine the compensation actually paid to each of them, and (ii) to the average total compensation for the NEOs as a group for each year to determine the average compensation actually paid to them. The methodology used to determine compensation actually paid is further described in footnotes (a), (b) and (c) below.
	FY 2022
Adjustments:	PEO Varnum	Other NEOs Average(c)
Total from Summary Compensation Table	$1,639,908	$586,033
Adjustments for stock and options awards
Deduct: SCT Amounts(a)	(904,908)	(163,386)
Add: Fair value of equity granted during fiscal year, outstanding and unvested as of end of fiscal year(b)	297,600	53,733
Add (Deduct): Change in fair value of equity granted in prior year that is outstanding and unvested at the end of fiscal year(b)	(1,194,828)	(156,767)
Add (Deduct): Change in fair value for awards granted in prior fiscal years that vested in fiscal year	(185,677)	(41,089)
Total adjustments for stock and option awards	(1,987,813)	(307,508)
Compensation Actually Paid (as calculated)	$(347,905)	$278,524

	FY 2023
Adjustments:	PEO Birx	PEO Varnum	Other NEOs Average(c)
Total from Summary Compensation Table	$1,133,931	$634,140	$316,267
Adjustments for stock and options awards
Deduct: SCT Amounts(a)	(875,477)	—	(33,087)
Add: Fair value of equity granted during fiscal year, outstanding and unvested as of end of fiscal year(b)	1,162,650	—	43,032
Add (Deduct): Change in fair value of equity granted in prior year that is outstanding and unvested at the end of fiscal year(b)	—	5,713	36,606
Add (Deduct): Change in fair value for awards granted in prior fiscal years that vested in fiscal year(b)	—	60,616	10,772
(Deduct): The amount of fair value at the end of prior year for awards granted in prior years that forfeited during the fiscal year	—	(121,973)	(16,229)
Total adjustments for stock and option awards	287,173	(55,644)	41,094
Compensation Actually Paid (as calculated)	$1,421,104	$578,496	$357,361
	FY 2024
Adjustments:	PEO Birx	Other NEOs Average(b)
Total from Summary Compensation Table	$1,584,176	$576,350
Adjustments for stock and options awards
Deduct: SCT Amounts(a)	(828,248)	(137,225)
Add: Fair value of equity granted during fiscal year, outstanding and unvested as of end of fiscal year(b)	430,358	45,033
Add (Deduct): Change in fair value of equity granted in prior year that is outstanding and unvested at the end of fiscal year(b)	(386,807)	(7,275)
Add (Deduct): Change in fair value for awards granted in prior fiscal years that vested in fiscal year	(54,299)	4,366
(Deduct): The amount of fair value at the end of prior year for awards granted in prior years that forfeited during the fiscal year	—	(48,049)
Total adjustments for stock and option awards	(838,996)	(143,150)
Compensation Actually Paid (as calculated)	$745,181	$433,200

(a)
The grant date fair value of equity awards represents the sum of the totals of the amounts reported in the “Stock Awards” and/or “Option Awards” columns, as applicable, in the Summary Compensation Table for the applicable year.

(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following, to the extent applicable: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year.

(c)
For the NEOs as a group in each applicable year, all amounts shown represent averages.

Description of Relationship between Compensation Actually Paid and Cumulative TSR
The following graph sets forth the relationship between “compensation actually paid” to each of our PEOs, the average of “compensation actually paid” to our NEOs, and our cumulative TSR during the applicable year over the two fiscal-year period from 2022 through 2023. The increase in compensation actually paid is primarily attributable to changes in the fair values of unvested and vested stock options granted in 2023 and prior years.
The following graph sets forth the relationship between “compensation actually paid” to each of our PEOs, the average of “compensation actually paid” to our NEOs, and our cumulative TSR during the applicable year over the two fiscal-year period from 2023 through 2024. The decrease in compensation actually paid is primarily attributable to changes in the fair values of unvested and vested stock options granted in 2024 and prior years.
Description of Relationship Between Compensation Actually Paid and Net Income (Loss)
The following graph sets forth the relationship between “compensation actually paid” to each of our PEOs, the average of “compensation actually paid” to our other named executive officers, and our net income (loss) during the applicable year over the two fiscal-year period from 2022 through 2023.

The following graph sets forth the relationship between “compensation actually paid” to each of our PEOs, the average of “compensation actually paid” to our other named executive officers, and our net income (loss) during the applicable year over the two fiscal-year period from 2023 through 2024.
Non-Employee Director Compensation
Consistent with 2023, in 2024, the chair of our Board of Directors received an annual cash retainer of $70,000 and each other non-employee director received an annual cash retainer of $40,000. For the Audit Committee, the committee chair received an additional annual cash retainer of $17,000 and each member received an additional annual cash retainer of $8,000. For the Compensation Committee, the committee chair received an additional annual cash retainer of $12,000 and each member received an additional annual cash retainer of $6,000. For the Nominating and Corporate Governance Committee, the committee chair received an additional annual cash retainer of $8,000 and each member received an additional annual cash retainer of $4,000. For the Special Committee, the committee chair received an additional annual cash retainer of $10,000 and each member received an additional annual cash retainer of $5,000.
Additionally, each fiscal year, the Company grants each of its non-employee directors options with a grant date fair value of approximately $121,111.

Director Compensation Table
The following table and related footnotes show the compensation paid during the year ended December 31, 2024 to our non-employee directors.
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Jules Haimovitz	40,000	237,276	277,276
Odysseas Kostas	44,000	237,276	281,276
Robin C. Kramer (Chair)	92,000	237,276	329,276
Joseph Patti	66,000	237,276	303,276
Todd Peterson	53,000	237,276	290,276
Sarah J. Schlesinger	54,000	237,276	291,276

(1)
In accordance with SEC rules, this column represents the aggregate grant date fair value of the option awards granted during 2024 computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 for stock-based compensation transactions. Assumptions used in the calculation of these amounts are included in Note 10 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

(2)
In addition to the annual option grant with a grant date fair value of approximately $138,602 for 2024, each non-employee director received a make-whole grant in March 2024 to make them whole for an error in the amount of their 2023 option grant. In December 2023, each non-employee director was granted an option to purchase 10,461 shares of our common stock subject to vesting based on the director’s continuous service as of immediately prior to our 2024 Annual Meeting. Subsequent to the grant, it was discovered that an inadvertent calculation error resulted in each non-employee director receiving substantially fewer options than was intended to be granted in respect of services during 2023 (which was intended to be a number of options with a grant date fair value of approximately $120,000). To rectify this error, each non-employee director was granted a make-whole option to purchase an additional 39,666 shares of our common stock in March 2024 that is also subject to vesting based on the director’s continuous service as of immediately prior to our 2024 Annual Meeting. The amount reflected in the “Option Award” column in the “Director Compensation Table” reflects both the make-whole option and the standard 2024 annual option grant for each non-employee director, as the make-whole options were not reflected in the “Option Award” column in the “Director Compensation Table” for 2023 given the SEC disclosure rules. As a result, the number reflected in the “Director Compensation Table” reflects approximately $98,674 in additional fair value which is attributable to the make-whole option granted in respect of service during 2023.

The following table shows the number of stock options held by each of our non-employee directors as of December 31, 2024.
Board of Directors:	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable
Jules Haimovitz	167,470	140,299
Odysseas Kostas	215,853	188,682
Robin C. Kramer	195,470	168,299
Joseph Patti	215,853	188,682
Todd Peterson	215,853	188,682
Sarah J. Schlesinger	215,853	188,682

* * *
Limitation of Liability and Indemnification
Sections 23B.08.510 and 23B.08.570 of the Washington Business Corporation Act authorize Washington corporations to indemnify directors and officers under certain circumstances against expenses (including legal expenses) and liabilities incurred in legal proceedings in which they are involved by reason of being a director or officer, as applicable. Section 23B.08.560 of the Washington Business Corporation Act authorizes a corporation, if authorized by its articles of incorporation or by a provision in the corporation’s bylaws approved by its shareholders, to indemnify or agree to indemnify a director made a party to a proceeding, or obligate itself to advance or reimburse expenses incurred in a proceeding, without regard to the limitations imposed by Sections 23B.08.510 through 23B.08.550; provided that no such indemnity shall indemnify any director from or on account of (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law, (b) conduct of the director finally adjudged to be in violation of Section 23B.08.310 of the Washington Business Corporation Act (which relates to unlawful distributions) or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property or services to which the director was not legally entitled.
Article 11 of our articles of incorporation provides that, to the fullest extent that the Washington Business Corporation Act permits the limitation or elimination of the liability of a director, a director shall not be liable to us or our shareholders for monetary damages for conduct as a director. Section 10 of our bylaws requires us to indemnify every present or former director or officer against expenses, liabilities and losses incurred in connection with serving as a director or officer, as applicable, and to advance expenses of such director or officer incurred in defending any proceeding covered by the indemnity; provided, however, that any indemnity is in accordance with Washington law and does not include indemnification of intentional misconduct, knowing violation of law, or other violations of Washington law, including receipt of benefits in which a director of officer is not entitled.
We maintain a policy of directors’ and officers’ liability insurance that insures the directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances. We have also entered into indemnification agreements with our executive officers and directors that provide for the indemnification of directors and executive officers to the fullest extent permitted by the Washington Business Corporation Act against expenses reasonably incurred by such persons in any threatened, pending or completed action, suit, investigation or proceeding in connection with their service as (i) a director or officer of us or (ii) a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, at our request. In addition, we are obligated to advance expenses pursuant to the indemnification agreements under certain circumstances, and the agreements also provide for procedural protections, including a determination by a reviewing party as to whether the indemnitee is permitted to be indemnified under applicable law.
The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our shareholders. A shareholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
We believe that these provisions in our articles of incorporation and bylaws and our indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

TRANSACTIONS WITH RELATED PERSONS
We have adopted a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) occurring since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which we and any “related person” (defined below) are participants involving an amount that exceeds $120,000 (or such lower threshold as may be applicable to us from time to time pursuant to the rules and regulations of the SEC or the NYSE American exchange), and in which any “related person” had or will have a direct or indirect material interest.
Transactions involving compensation for services provided to us by an employee, consultant or director are not considered related-person transactions under this policy. A “related person” is any person who is, or at any time since the beginning of our last fiscal year, was, an executive officer, director or director nominee, any holder of more than 5% of our common stock, any of the foregoing’s immediate family members and any entity owned or controlled by any such persons.
Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our Audit Committee (or, where review by our Audit Committee would be inappropriate, to another independent body of our Board of Directors) for approval. The presentation must include a description of, among other things, the material facts, the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative sources for comparable services or products are available. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors, director nominees and certain significant shareholders. In considering related-person transactions, our Audit Committee or other independent body of our Board of Directors takes into account the relevant available facts and circumstances including, but not limited to:
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the risks, costs and benefits to us;

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the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

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the terms of the transaction; and

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the terms available to or from, as the case may be, unrelated third parties.

In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberation and approval.
Certain Related-Person Transactions
Described below are any transactions occurring since January 1, 2024, and any currently proposed transactions, to which C3J or Armata was a party and in which:
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The amounts involved exceeded or will exceed the lesser of (i) $120,000 and (ii) 1% of the average of the respective company’s total assets at year-end for the last two completed fiscal years; and

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A director, director nominee, executive officer, holder of more than 5% of the outstanding capital stock of the respective company, or any member of such person’s immediate family had or will have a direct or indirect material interest.

Financing Transactions
2025 Credit Agreement
On March 12, 2025, the Company entered into a credit and security agreement (the “2025 Credit Agreement”) for a loan in an aggregate amount of $10.0 million (the “2025 Loan”) with Innoviva Strategic Opportunities LLC, a wholly owned subsidiary of Innoviva, Inc. (NASDAQ: INVA), our principal stockholder and a related party (collectively, “Innoviva”). The 2025 Loan bears interest at an annual rate of 14.0% and matures on March 12, 2026. Principal and accrued interest are payable at maturity. Repayment of the 2025 Loan is guaranteed by the Company’s domestic subsidiaries, and the loan is secured by substantially all of the assets of the Company and the subsidiary guarantors.
Concurrently with the execution of the 2025 Credit Agreement, the Company entered into amendments to (i) its existing convertible loan (the “Convertible Loan”) and secured credit and security agreement, dated January 10, 2023, with Innoviva (the “Convertible Credit Agreement”), (ii) its existing secured term loan facility (the “2023 Loan”) and credit and security agreement, dated July 10, 2023, with Innoviva (the “2023 Credit Agreement”) and (iii) its existing secured term loan facility (the “2024 Loan”) and credit and security agreement, dated March 4, 2024, with Innoviva (the “2024 Credit Agreement”), which, among other things, extended the maturity date of each loan to March 12, 2026.
2024 Credit Agreement
On March 4, 2024, the Company entered into the 2024 Credit Agreement for the 2024 Loan in an aggregate amount of $35.0 million with Innoviva. The 2024 Loan bears interest at an annual rate of 14.0% and was scheduled to mature on June 4, 2025. Principal and accrued interest are payable at maturity. Repayment of the 2024 Loan is guaranteed by the Company’s domestic subsidiaries, and the loan is secured by substantially all of the assets of the Company and the subsidiary guarantors. Concurrently with the execution of the 2024 Credit Agreement, the Company amended certain provisions of the Convertible Loan and Convertible Credit Agreement and the 2023 Loan and 2023 Credit Agreement, to, among other things, conform certain terms relating to permitted indebtedness and permitted liens.
On March 12, 2025, the Company executed an amendment to the 2024 Credit Agreement which, among other things, extended the 2024 Loan maturity date to March 12, 2026.
2023 Credit Agreement
On July 10, 2023, the Company entered into the 2023 Credit Agreement. The 2023 Credit Agreement provides for the 2023 Loan, a secured term loan facility in an aggregate amount of $25.0 million at an interest rate of 14.0% per annum, and was scheduled to mature on January 10, 2025. Principal and accrued interest are payable at maturity. Repayment of the 2023 Loan is guaranteed by the Company’s domestic subsidiaries, and the 2023 Loan is secured by substantially all of the assets of the Company and the subsidiary guarantors.
On November 12, 2024, the Company executed an amendment to the 2023 Credit Agreement, which, among other things, extended the 2023 Loan maturity date to January 10, 2026. On March 12, 2025, the Company executed a subsequent amendment to the 2023 Credit Agreement which, among other things, extended the 2023 Loan maturity date to March 12, 2026.
Convertible Credit Agreement
On January 10, 2023, the Company received the Convertible Loan in the aggregate amount of $30.0 million from Innoviva pursuant to the Convertible Credit Agreement. The Convertible Loan bears interest at a rate of 8.0% per annum and was scheduled to mature on January 10, 2024. The Convertible Credit Agreement was amended on July 10, 2023, in connection with the Company’s entry into the 2023 Credit Agreement, to, among other changes, extend the maturity of the Convertible Loan to January 10, 2025. Subsequently, on November 12, 2024, the Company executed another amendment to the Convertible Credit Agreement, which, among other things, extended the Convertible Credit Agreement maturity date to January 10, 2026. Then, on March 12, 2025, the Company executed a subsequent amendment to the Convertible Credit Agreement which, among other things, extended the Convertible Loan maturity date to March 12, 2026.
The Convertible Loan principal and accrued interest are payable at maturity. Repayment of the Convertible Loan is guaranteed by the Company’s domestic subsidiaries and foreign material subsidiaries, and the Convertible Loan is secured by substantially all of the assets of the Company and the subsidiary guarantors.
The Convertible Credit Agreement provides that if there is a financing from new investors of at least $30.0 million (a “Qualified Financing”), the outstanding principal amount of and all accrued and unpaid interest on the Convertible Loan shall be converted into shares of the Company’s common stock, at a price per share equal to a 15.0% discount to the lowest price per share for common stock paid by investors in such Qualified Financing. The Convertible Credit Agreement also required the Company to file a registration statement for the resale of all securities issued to the lender in connection with any conversion under the Convertible Credit Agreement, which the Company originally filed on February 13, 2023 and which was declared effective by the SEC on April 6, 2023. The Convertible Credit Agreement also confers upon the lender the option to convert any outstanding Convertible Loan amount, including all accrued and unpaid interest thereon, at the lender’s option, into shares of common stock at a price per share equal to the greater of book value or market value per share of common stock on the date immediately preceding the effective date of the Convertible Credit Agreement, which was $1.52 (as may be appropriately adjusted for any stock split, combination or similar act).
Change in Control and Severance Benefits Arrangements
We have entered into certain change in control and severance benefits arrangements with our officers, as more fully described in the section above entitled “Executive Compensation.”
Director and Executive Officer Compensation
The compensation of our directors and named executive officers, including employment agreements and other compensatory arrangements with executive officers and stock option grants to executive officers and directors, is more fully described in the section above entitled “Executive Compensation.”
Indemnification Agreements
We have entered, and intend to continue to enter, into separate indemnification agreements with each of our directors and executive officers, as described in the section above entitled “Executive Compensation — Limitation of Liability and Indemnification.” In addition, the Merger Agreement provided that, for a period of six years following the effective time of the Merger, we will indemnify and hold harmless each person who is, has been, or who became prior to the effective time of the Merger, a director, officer, fiduciary or agent of us and our subsidiaries or C3J, respectively, against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that such person is or was a director, officer, fiduciary or agent of C3J or us or any of its or our respective subsidiaries, whether asserted or claimed prior to, at or after the effective time, in each case, to the fullest extent permitted under applicable law. Each such person will be entitled to advancement of expenses incurred in the defense of any such claim, action, suit, proceeding or investigation from us.
The Merger Agreement also provided that the provisions relating to the indemnification, advancement of expenses and exculpation of our present and former directors and officers set forth in our articles of incorporation and bylaws will not be amended, repealed or otherwise modified for a period of six years from the effective time of the Merger in any manner that would adversely affect the rights of individuals who, at the effective time of the Merger, were our officers or directors. The Merger Agreement required that, after the closing of the Merger, our articles of incorporation and bylaws were to contain provisions at least as favorable as the provisions relating to the indemnification, advancement of expenses and exculpation of present and former directors and officers set forth in our articles of incorporation and bylaws prior to the Merger.
Prior to the effective time of the Merger, we secured and prepaid, at C3J’s expense, a six year “tail policy” on our then-existing directors’ and officers’ liability insurance policy.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors, executive officers and any persons beneficially holding more than 10% of our common stock to report their initial ownership of our common stock and any subsequent changes in that ownership to the SEC. Our executive officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
Specific due dates for these reports have been established and we are required to identify those persons who failed to timely file these reports. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations from our directors and officers that no other reports were required, during the fiscal year ended December 31, 2024, all of our directors, officers and greater than 10% shareholders complied with the Section 16(a) filing requirements, except for one Form 4 for one transaction by Dr. Birx, in respect of net withholding of shares in connection with the vesting of RSUs, which was inadvertently filed late, and one Form 3 by Dr. Kyme, which was filed late due to the inadvertent omission of certain information required to be included on the originally filed Form 3, necessitating an amendment thereto.
Our Code of Business Ethics applies to all directors, officers and employees of the Company, including any principal executive officer, principal financial officer or principal accounting officer of the Company. The Code of Business Conduct is available on our internet website at www.armatapharma.com. If we ever were to amend or waive any provision of the Code of Business Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, we intend to satisfy our disclosure obligations with respect to any such waiver or amendment by posting such information on our internet website set forth above rather than filing a Form 8-K.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual meeting materials with respect to two or more shareholders sharing the same address by delivering a single set of annual meeting materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.
This year, a number of brokers with account holders who are Armata shareholders will be “householding” the Company’s proxy materials. That means that only one copy of the proxy materials or this Proxy Statement and annual report will be delivered to multiple shareholders sharing an address, unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of the applicable annual meeting materials, either for this annual meeting or in the future, please notify your broker or Armata. Direct your written request to Armata Pharmaceuticals, Inc., Attention: Investor Relations, 5005 McConnell Avenue, Los Angeles, California 90066 or contact Joyce Allaire at (212) 915-2569. If so requested, a separate copy of the Proxy Statement or annual report will be delivered to you promptly and without charge. Shareholders who currently receive multiple copies of the applicable annual meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors,
Robin C. Kramer
Chair of the Board of Directors
Los Angeles, California
April 28, 2025
A copy of the Company’s annual report is available without charge upon written request to: Secretary, Armata Pharmaceuticals, Inc., 5005 McConnell Avenue, Los Angeles, California 90066. We will furnish a copy of any exhibit to such report upon written request and payment of reasonable expenses in furnishing such exhibit.

01 - Deborah L. Birx, M.D. 04 - Robin C. Kramer 07 - Sarah J. Schlesinger, M.D. 02 - Jules Haimovitz 05 - Joseph M. Patti, Ph.D. 03 - Odysseas D. Kostas, M.D. 06 - Todd C. Peterson, Ph.D. For Withhold For Withhold For Withhold Proposals — T A he Board of Directors recommends a vote FOR all nominees and FOR Proposals 2 and 3. 044XNB 2. To approve, on an advisory, non-binding basis, the compensation of our named executive officers 3. To ratify the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 1. Election of Directors: For Against Abstain For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below 4. To conduct any other business properly brought before the meeting or any adjournment or postponement thereof 2025 Annual Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. If no electronic voting, delete QR code and control # You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/ARMP or scan the QR code — login details are located in the shaded bar below. Your vote matters – here’s how to vote! Votes submitted electronically must be received by 11:59 p.m. (Pacific Time) on June 11, 2025. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/ARMP Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada 1 U P X

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/ARMP Notice of 2025 Annual Meeting of Shareholders Armata Pharmaceuticals, Inc. 5005 McConnell Avenue Los Angeles, CA 90066 Proxy Solicited by Board of Directors for 2025 Annual Meeting – June 12, 2025 Deborah Birx and David House, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of common stock of Armata Pharmaceuticals, Inc. that the undersigned held of record as of the close of business on April 17, 2025, with all the powers which the undersigned would possess if personally present, at the 2025 Annual Meeting of Shareholders of Armata Pharmaceuticals, Inc. to be held on June 12, 2025 or at any postponement or adjournment thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Director’s recommendations. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. Please mark, sign, date and return this proxy card promptly using the enclosed reply envelope. If you vote by the internet or telephone, please DO NOT mail back this proxy card. If you wish to attend the annual meeting in person, please be prepared to present photo identification for admittance. (Items to be voted appear on reverse side.) Proxy — Armata Pharmaceuticals, Inc. C Non-Voting Items IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. Change of Address — Please print new address below. Comments — Please print your comments below. 2025 Annual Meeting Admission Ticket 2025 Annual Meeting of Armata Pharmaceuticals, Inc. Shareholders June 12, 2025, 8:30am PT 5005 McConnell Avenue Los Angeles, CA 90066